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                                                                   Exhibit 10.15

EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              OPUS360 CORPORATION,

                           OPUS PM ACQUISITION CORP.,

                           STOCKHOLDER REPRESENTATIVE,

                                PEOPLEMOVER, INC.

                                       AND

                           STOCKHOLDERS OF PEOPLEMOVER

                         (AS TO ARTICLE II, SECTION 4.2

                            AND ARTICLE IX, AND AS TO

                       CERTAIN STOCKHOLDERS, ARTICLE VIII)

                          DATED AS OF JANUARY 30, 2000
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   THE MERGER

SECTION 1.1  The Merger                                                      1
SECTION 1.2  Closing                                                         2
SECTION 1.3  Effective Time                                                  2
SECTION 1.4  Effects of the Merger                                           2
SECTION 1.5  Certificate of Incorporation and By-laws                        2
SECTION 1.6  Board of Directors and Officers                                 3

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.1  Conversion of Capital Stock                                     4
SECTION 2.2  Exchange of Certificates                                        9
SECTION 2.3  Stock Options                                                  12
SECTION 2.4  Appraisal Rights                                               13

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1  Representations and Warranties of PeopleMover                  14
SECTION 3.2  Representations and Warranties of Opus360 and Sub              36

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1  Conduct of Business                                            40
SECTION 4.2  No Solicitation by PeopleMover                                 46

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

SECTION 5.1  PeopleMover Financial Statements; PeopleMover
                  Stockholders' Written Consent                             47


                                        i
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SECTION 5.2  Written Consent of PeopleMover's Accountants                    48
SECTION 5.3  Access to Information; Confidentiality                          48
SECTION 5.4  Commercially Reasonable Best Efforts                            49
SECTION 5.5  Indemnification, Exculpation and Insurance                      49
SECTION 5.6  Fees and Expenses                                               51
SECTION 5.7  Public Announcements                                            52
SECTION 5.8  Stockholder Litigation                                          52
SECTION 5.9  Tax Treatment                                                   52
SECTION 5.10 Appointment of Opus360 Board of Directors/Member                52
SECTION 5.11 Consents                                                        52
SECTION 5.12 Closing Date Balance Sheet                                      52
SECTION 5.13 Revenue Readjustment                                            53
SECTION 5.14 Additional Option Grant                                         53
SECTION 5.15 Release and/or Assumption of Personal Guaranties                53

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

SECTION 6.1  Conditions to Each Party's Obligation To Effect the Merger      54
SECTION 6.2  Additional Conditions to Obligations of Opus360 and Sub         54
SECTION 6.3  Conditions to Obligations of PeopleMover                        59
SECTION 6.4  Frustration of Closing Conditions                               59

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1  Termination                                                     60
SECTION 7.2  Effect of Termination                                           61
SECTION 7.3  Amendment                                                       61
SECTION 7.4  Extension; Waiver                                               61
SECTION 7.5  Procedure for Termination, Amendment, Extension or Waiver       62

                                  ARTICLE VIII
                           INDEMNIFICATION AND ESCROW

SECTION 8.1  Survival                                                        62
SECTION 8.2  Indemnification by Stockholders of PeopleMover                  62
SECTION 8.3  Indemnification By Opus360                                      63


                                       ii
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SECTION 8.4   Opus360 Indemnified Party Claims Procedure                    63
SECTION 8.5   Stockholder Representative                                    66
SECTION 8.6   PeopleMover Claims Procedure                                  66
SECTION 8.7   Loss; Claims for Losses                                       67
SECTION 8.8   Insurance Proceeds                                            68
SECTION 8.9   Certain Limitations                                           68
SECTION 8.10  Exclusive Remedy                                              69

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.1   Notices                                                       70
SECTION 9.2   Definitions                                                   71
SECTION 9.3   Interpretation                                                72
SECTION 9.4   Counterparts                                                  72
SECTION 9.5   Entire Agreement; No Third-Party Beneficiaries                72
SECTION 9.6   Governing Law                                                 73
SECTION 9.7   Assignment                                                    73
SECTION 9.8   Enforcement                                                   73
SECTION 9.9   Headings                                                      74
SECTION 9.10  Severability                                                  74
SECTION 9.11  Further Assurances                                            74
SECTION 9.12  No Strict Construction                                        74
SECTION 9.13  Legend                                                        74

                                    SCHEDULES

SCHEDULE A
SCHEDULE B

                                    EXHIBITS

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D


                                      iii
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            AGREEMENT AND PLAN OF MERGER (this " Agreement"), dated as of
January 30, 2000, by and among Opus360 Corporation, a Delaware corporation (" Opus360"), Opus PM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Opus360 (" Sub" and together with Opus360, the " Constituent Corporations"), PeopleMover, Inc., a Delaware corporation (" PeopleMover"), the Stockholder Representative (as defined in Section 8.5 hereof) and the other parties hereto.

            WHEREAS, the respective Boards of Directors of the Constituent Corporations and PeopleMover have approved this Agreement and deem it advisable and in the best interests of each corporation and its respective stockholders to enter into this Agreement and the other agreements contemplated hereunder and consummate the transactions contemplated hereby and thereby;

            WHEREAS, the Constituent Corporations and PeopleMover desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as defined in Section 1.1 hereof) and also to prescribe various conditions to the Merger; and

            WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended from time to time (the " Code"), and that this Agreement constitutes a plan of reorganization for purposes of Section 368 of the Code.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereby agree as follows:

                          1 ARTICLE THE MERGER ARTICLE

                                  1 THE MERGER

1.1 SECTION The Merger . Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended from time to time (the " DGCL"), Sub shall be merged with and into PeopleMover (the " Merger") at the Effective Time (as defined in Sec-

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tion 1.3 hereof). As a result of the Merger, the outstanding shares of capital stock of Sub and PeopleMover shall be converted or canceled in the manner provided in Article II of this Agreement and following the Effective Time, PeopleMover shall be the surviving corporation (the " Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL and shall continue to be governed by the laws of the State of Delaware.

1.2

1.3 SECTION Closing . The closing of the Merger (the " Closing") shall take place at 10:00 a.m., Eastern Time, on a date to be specified in writing by Opus360 and PeopleMover (the " Closing Date"), which date shall be no later than the third (3) business day after satisfaction (or waiver in accordance with Section 7.4 hereof) of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to in writing by Opus360 and PeopleMover. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, New York 10036.

1.4

1.5 SECTION Effective Time . Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, Opus360 shall prepare and duly file a certificate of merger or other appropriate documents (in any such case, the " Certificate of Merger") executed and filed in accordance with the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the later of: (a) the date and time of filing the Certificate of Merger with the Secretary of State of the State of Delaware or
(b) at such subsequent date or time as Opus360 and PeopleMover shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the " Effective Time").

1.6

1.7 SECTION Effects of the Merger . The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of PeopleMover and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of PeopleMover and Sub shall become the debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

1.8

1.1

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(a) SECTION Certificate of Incorporation and By-laws . At the Effective Time, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with the DGCL.

(b)

(c) At the Effective Time, the by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with the DGCL.

(d)

(e) SECTION Board of Directors and Officers . The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and in each case until their respective successors are duly elected or appointed and qualify for such election or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(f)

(g) The persons listed below shall hold the position in the Surviving Corporation set forth immediately opposite their name, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and subject to the terms of their respective employment agreements and in each case until their respective successors are duly appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation:

(h)

                Name                Position in the Surviving Corporation
                ----                -------------------------------------

            James Jonassen        Senior Vice President, Application and
                                  Procurement Services Group reporting to the President and Chief Operating Officer for
                                  Opus360

            Ali Benham            Director, Client Services - Western Region
                                  reporting to the Senior Vice President,
                                  Operations for Opus360

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            John Simonelli        Vice President, Financial Operations reporting
                                  to the Senior Vice President, Application and Procurement Services Group for the Surviving Corporation

            Patrick Moore         Vice President, Business Development reporting
                                  to the Senior Vice President, Application and
                                  Procurement Services Group for the Surviving
                                  Corporation

            Dan Duddridge         Regional Director, Sales - Western Region
                                  reporting to the Senior Vice President, Sales for Opus360

            Kai Mildenberger      Vice President, Development reporting to the
                                  Senior Vice President, Development for Opus360

          1 ARTICLE CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          ARTICLE 1 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

1.1 SECTION Conversion of Capital Stock . As of the Effective Time, by virtue of the Merger and without any action on the part of PeopleMover or the holder of any shares of capital stock of the Constituent Corporations (other than Dissenting Shares (as defined in Section 2.4 hereof)):

(a) Conversion of Capital Stock of Sub. Each issued and outstanding share of common stock, par value $0.001 per share, of Sub shall be converted into and become one fully-paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

(b)

(c) Cancellation of Treasury Stock and Opus360-Owned Stock. All shares of common stock, par value $0.001 per share (the " PeopleMover Common Stock"), of PeopleMover that are owned by PeopleMover as treasury stock, Opus360 shall automatically be canceled and retired and shall cease to exist, and no capital stock of Opus360 or other consideration shall be delivered in exchange therefor.

(d)

(e) Conversion of PeopleMover Common Stock.

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(f)

      (i) Subject to Section 2.1(d) hereof, Section 2.1(f) hereof and Section 2.2(e) hereof, each issued and outstanding share of PeopleMover Common Stock (other than shares to be canceled in accordance with Section 2.1(b) hereof and Dissenting Shares) shall be converted into 0.12298 (the " Initial Exchange Ratio") shares of validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share (the " Opus360 Common Stock"), of Opus360 (the " Merger Consideration").

      (i) The Merger Consideration shall be segregated into two separate tranches as follows: "Tranche A Shares" and "Tranche B Shares". Subject to
      Section 2.1(d) hereof, Section 2.1(f) hereof, Section 2.1(g) hereof and
      Section 2.2(e) hereof, the Tranche A Shares shall be allocated as set forth on Schedule A to this Agreement and the Tranche B Shares shall be allocated as set forth on Schedule B to this Agreement.

(a) Adjusted Exchange Ratio. During the period from the date of this Agreement to the Closing Date, the calculation of the Initial Exchange Ratio is subject to adjustment on a dollar for dollar basis, (i) downward to reflect the sum of: (A) the outstanding principal amount of loans (the " Loans") which have been consummated other than in the ordinary course of business to fund PeopleMover's day-to-day business operations and working capital needs (for purposes of clarification any loans consummated in respect of retiring any outstanding amounts under the PeopleMover Credit Agreement (as defined herein) shall not be considered in the ordinary course of business and working capital needs) subsequent to the date of this Agreement and prior to the Closing Date which remain outstanding as of the Closing Date pursuant to that certain Interim Funding Agreement (the " Interim Funding Agreement"), dated as of December 14, 1999, by and between Opus360 and PeopleMover plus (B) the aggregate amount of all nonworking capital debt or nonworking capital liabilities of PeopleMover as of the Closing Date as specifically reflected on a balance sheet of PeopleMover, dated as of the Closing Date (the " Closing Date Balance Sheet"); for purposes of this subsection (d)(i) " nonworking capital debt or nonworking capital liabilities" shall mean and include any and all borrowings, advances, payables or other outstanding credit extensions incurred by PeopleMover other than in the ordinary course of business and consistent with past practice and shall include, among other amounts, any balance exceeding $1,000,000 that is due, payable or owed (including all interest, fees and penalties) to

Imperial Bank under the credit agreement, dated as of June 10, 1999, by and between PeopleMover and Imperial Bank, as amended from time to time (the " PeopleMover Credit Agreement"), as reflected on the Closing Date Balance Sheet whether outstanding under any (1) nonconverting revolving credit extensions, (2) converting revolving credit extensions, (3) equipment line of credit, (4) accounts receivable line of credit or (5) letter of credit, in each case with Imperial Bank; provided that any fees, expenses and disbursements incurred by PeopleMover in connection with the Merger as described in Section 5.06 hereof shall be excluded for purposes of the calculation of nonworking capital debt and nonworking capital liabilities and (ii) upward (in the dollar amount specified below) to reflect the execution of definitive agreements in respect of the specific term sheets and proposals described in subsections (A) through (E) below, such definitive agreements to contain all of the material terms contained in each of the proposals and terms sheets (and not containing any other material terms) contained in Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E to this Agreement, respectively, in respect of subsections A, B, C, D and E below, respectively, and such definitive agreements to be executed by an authorized representative of PeopleMover and an authorized representative of the other party thereto as specified in subsections A, B, C, D and E below in the event a definitive agreement is executed by both parties in respect of:

(b)

            (A) the letter of intent, by and between BEA Systems, Inc. and PeopleMover, dated as of January 14, 2000; the dollar amount attributable to a fully executed definitive agreement in respect of this letter of intent shall be $3,386,231;

            (A) the PeopleMover term sheet executed by Re:sources Connection on January 14, 2000; the dollar amount attributable to a fully executed definitive agreement in respect of this term sheet shall be $491,944;

            (A) the PeopleMover proposal executed by Global Employment Solutions, Inc. on January 14, 2000; the dollar amount attributable to a fully executed definitive agreement in respect of this proposal shall be $369,457;

            (A) the PeopleMover proposal executed by DM Stone Professional Staffing on January 14, 2000;

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            the dollar amount attributable to a fully executed definitive agreement in respect of this proposal shall be $141,093; and

            (A) the PeopleMover proposal executed by Dunhill Staffing Systems, Inc. on January 12, 2000; the dollar amount attributable to a fully executed definitive agreement in respect of this proposal shall be $1,009,210.

      The Initial Exchange Ratio as adjusted downward by the calculations set forth in subsection (i) above and as adjusted upward by the calculations set forth in subsection (ii) above, in each case, as calculated immediately prior to Closing shall yield the exchange ratio as adjusted (the " Adjusted Exchange Ratio").

(a) Effect on PeopleMover Common Stock. As of the Effective Time, all shares of PeopleMover Common Stock converted in accordance with Section 2.1(c) hereof shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of PeopleMover Common Stock (the " Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the number of whole shares of Opus360 Common Stock into which such shares have been converted (the " Opus360 Certificates") and (ii) certain dividends and distributions in accordance with Section 2.2(c) hereof.

(b)

(c) Adjustment of Number of Shares of Opus360 Common Stock for Dilution and Other Matters. If at any time during the period between the date of this Agreement and the Closing, any change in the outstanding shares of Opus360 Common Stock shall occur by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, the Merger Consideration shall be appropriately adjusted to provide holders of shares of PeopleMover Common Stock with the same economic effect as contemplated by this Agreement if such event is consummated or has a record date which is on or prior to the Effective Time.

(d)

(e) Escrow of Shares of Opus360 Common Stock. As soon as reasonably practicable after the Effective Time, Opus360 or the Exchange Agent (as defined in Section 2.2(a) hereof) on behalf of Opus360 shall deposit Opus360 Certificates representing the number of Tranche B Shares as set forth on Schedule B of this Agreement designated as subject to escrow by each of Jim Jona-ssen and Ali Benham (collectively, the " Escrow Stockholders") to be received as Merger Consideration pursuant to this Section 2.1 (the " Escrow Shares") with SunTrust Bank, as escrow agent (the " Escrow Agent") to be held and disposed of by the Escrow Agent in accordance with the escrow agreement, dated as of the Closing Date, by and among Opus360, the Escrow Agent and the Escrow Stockholders (the " Escrow Agreement"). To the extent any Opus360 Indemnified Party (as defined in Section 8.2 hereof) is entitled to indemnification out of the Escrow Shares pursuant to Article VIII hereof and subject to the conditions and limitations thereof, such Opus360 Indemnified Party shall set off and apply against Losses (as defined in Section 8.7 hereof) the Escrow Shares in accordance with the terms hereof and of the Escrow Agreement. Such set off shall occur (on a several basis as provided in Section 8.2 hereof) to the full extent of the remaining Escrow Shares prior to any other remedy (including any request for indemnification in cash) being pursued, but shall not limit any right of an Opus360 Indemnified Party to seek or collect the deficiency. Pursuant to the terms of the Escrow Agreement, the Escrow Shares shall be valued for purposes of set off against any Losses at $13.67 (the " Opus360 Stock Price").

(f)

(g) Opus360 Restricted Stock Vesting Agreements. Subject to Section 2.1(g) hereof, the Tranche B Shares to be received as Merger Consideration pursuant to this Section 2.1 by each of the Escrow Stockholders shall also be subject to the restrictions set forth in their respective restricted stock vesting agreements, in each case, dated as of the Closing Date, by and between Opus360 on the one hand and each of the Employee Stockholders on the other hand (the " Opus360 Restricted Stock Vesting Agreements").

(h)

(i) Underwriter's Lock-up Letter. The Tranche A Shares and Tranche B Shares to be received as Merger Consideration pursuant to this Section 2.1 by each holder of outstanding shares of PeopleMover Common Stock (a " PeopleMover Stockholder" and collectively, the " PeopleMover Stockholders") shall be subject to an underwriters' lock-up letter, by and between BancBoston Robertson Stephens Inc., J.P. Morgan & Co., Bear Stearns & Co. Inc. and E*OFFERING Corp. on the one hand and each PeopleMover Common Stockholder on the other hand (the " Underwriters' Lock-up Letter").

1.1 SECTION Exchange of Certificates .

1.2

(a) Exchange Agent. As of the Closing Date, Opus360 shall enter into an agreement with such bank or trust company as may be designated by Opus360 and as shall be reasonably acceptable to PeopleMover (the " Exchange Agent"), which shall provide that Opus360 shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of PeopleMover Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, Opus360 Certificates representing the whole number of shares of Opus360 Common Stock (such shares of Opus360 Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the " Exchange Fund") issuable pursuant to Section 2.1 hereof in exchange for outstanding shares of PeopleMover Common Stock.

(a) Exchange Procedures. Subject to Section 2.1(g) hereof, as soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of (A) the Certificates or (B) an affidavit in accordance with Section 2.2(h) hereof to the Exchange Agent and shall be in such form and have such other provisions as Opus360 may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates or affidavit in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be requested by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore an Opus360 Certificate representing that number of whole shares of Opus360 Common Stock which such holder has the right to receive pursuant to Section 2.1(c) hereof and certain dividends or other distributions in accordance with Section 2.2(c) hereof, and the Certificate so surrendered shall immediately be canceled. All Escrow Shares shall be delivered by Opus360 or the Exchange Agent directly to the Escrow Agent as described in Section 2.1(g) hereof. In the event of a transfer of ownership of PeopleMover Common Stock which is not registered in the transfer records of PeopleMover as of the Effective Time, an Opus360 Certificate may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person re-questing such issuance shall pay any transfer or other Taxes (as defined in Section 3.1(k) hereof) required by reason of the issuance of shares of Opus360 Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Opus360 that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Opus360 Certificates representing the number of whole shares of Opus360 Common Stock into which the shares of PeopleMover Common Stock formerly represented by such Certificate have been converted, certain dividends or other distributions in accordance with Section 2.2(c) hereof.

(b)

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Opus360 Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or affidavit pursuant to Section 2.2(h) hereof with respect to the shares of Opus360 Common Stock represented thereby and all such dividends and other distributions shall be paid by Opus360 to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Section 2.2. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate, there shall be paid to the holder of the Opus360 Certificates representing whole shares of Opus360 Common Stock issued in exchange therefore, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Opus360 Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of Opus360 Common Stock.

(d)

(e) No Further Ownership Rights in PeopleMover Common Stock. All shares of Opus360 Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2.2 shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of PeopleMover Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by PeopleMover on such shares of PeopleMover Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of PeopleMover Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Act for any reason, they shall be canceled and exchanged as provided in this Section 2.2, except as otherwise provided by law.

(f)

(g) No Fractional Shares. No Opus360 Certificates or scrip representing fractional shares of Opus360 Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Opus360 shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Opus360. The shares of Opus360 Common Stock to be received upon the exchange of Certificates by a former holder of PeopleMover Common Stock shall be rounded (up or down) to the nearest whole share.

(h)

(i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for one (1) year after the Effective Time shall be delivered to Opus360, upon demand, and any holders of Certificates who have not theretofore complied with this Section 2.2 shall thereafter look only to Opus360 for payment of their claim for Opus360 Common Stock and any dividends or distributions with respect to Opus360 Common Stock.

(j)

(k) No Liability. None of the Exchange Agent, the Constituent Corporations, PeopleMover or the Surviving Corporation shall be liable to any person in respect of shares of PeopleMover Common Stock (or dividends or distributions with respect thereto), in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven (7) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

(l)

(m) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration and, if applicable, unpaid dividends or distributions on shares of Opus360 Common Stock deliverable in respect thereof pursuant to this Agreement.

1.1 SECTION Stock Options .

1.2

(a) As of the Effective Time, (i) each option (each, a " PeopleMover Option") to purchase PeopleMover Common Stock granted under the PeopleMover, Inc. 1999 Stock Incentive Plan and any other option to purchase PeopleMover Common Stock granted to an employee or former employee or director or former director of PeopleMover (including any PeopleMover Options issued pursuant to the Additional Option Grant described in Section 5.14 hereof) (the " PeopleMover Option Plan") shall be converted into an option (an " Adjusted Option" and collectively, the " Adjusted Options") to purchase the number of shares of Opus360 Common Stock equal to the number of shares of PeopleMover Common Stock subject to such PeopleMover Option immediately prior to the Effective Time multiplied by the Adjusted Exchange Ratio (rounded down to the nearest whole number of shares of Opus360 Common Stock), at an exercise price per share equal to the exercise price for each such share of PeopleMover Common Stock subject to such PeopleMover Option divided by the Adjusted Exchange Ratio (rounded up to the nearest whole cent), and all references in each such option to PeopleMover shall be deemed to refer to Opus360, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are " incentive stock options" (as defined in Section 422 of the Code) shall be affected in a manner consistent with the requirements of Section 424(a) of the Code and (ii) Opus360 shall assume the obligations of PeopleMover under the Adjusted Options. The other terms of each Adjusted Option, and the agreements under which they were issued, shall continue to apply in accordance with their terms.

(a) PeopleMover shall take all action necessary (including but not limited to amending the PeopleMover Option Plan, to the extent necessary) to reflect the transactions contemplated by this Agreement, including, without limitation, the conversion of shares of PeopleMover Common Stock into shares of Opus360 Common Stock on a basis consistent with the transactions contemplated by this Agreement. PeopleMover shall take all such steps as are necessary to terminate the PeopleMover Option Plan as of the Closing Date.

(b)

(c) Opus360 shall reserve for issuance the number of shares of Opus360 Common Stock that will become subject to the Adjusted Options.

(d)

1.2 SECTION Appraisal Rights . Notwithstanding anything in this Agreement to the contrary, shares of PeopleMover Common Stock (the " Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and which are held by PeopleMover Stockholders who did not vote (or assent by written consent pursuant to Section 228 of the DGCL) in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the " Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. PeopleMover shall give Opus360 (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any shares of PeopleMover Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to the DGCL and received by or on behalf of PeopleMover relating to PeopleMover Stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal of shares of PeopleMover Common Stock under the DGCL. Neither PeopleMover nor the Surviving Corporation shall, except with the prior written consent of Opus360 in each instance, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to appraisal, the shares of PeopleMover Common Stock held by such Dissenting Stockholder shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) hereof.

1.3

                 1 ARTICLE REPRESENTATIONS AND WARRANTIESARTICLE

                        1 REPRESENTATIONS AND WARRANTIES

1.1 SECTION Representations and Warranties of PeopleMover . Except as disclosed in the PeopleMover disclosure schedule delivered by PeopleMover to Opus360 prior to the execution of this Agreement (the " PeopleMover Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, PeopleMover represents and warrants to Opus360 and Sub as follows:

(a) Organization, Standing and Corporate Power . Except as set forth on Section 3.1(a) of the PeopleMover Disclosure Schedule, PeopleMover is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now being conducted and proposed to be conducted. PeopleMover is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing, licensing or operation of its properties makes such qualification or licensing necessary. PeopleMover has provided to Opus360 prior to the execution of this Agreement true and complete copies of its amended and restated certificate of incorporation and by-laws each of which are in full force and effect on the date hereof. As of the date hereof, PeopleMover is not a participant in any joint venture or partnership with any other person.

(b)

(c) Subsidiaries . PeopleMover does not directly or indirectly beneficially own or hold any securities or other ownership interests in any other person. PeopleMover has never formed or incorporated any subsidiary.

(d)

(e) Capital Structure . As of the date of this Agreement and with reference to
Section 3.1(c) of the PeopleMover Disclosure Schedule, the authorized capital stock of PeopleMover consists of (i): 25,000,000 shares of PeopleMover Common Stock, of which (A) 4,916,514 shares are outstanding (a schedule of the holders of PeopleMover Common Stock and the number of shares of PeopleMover Common Stock held of record on the date of this Agreement are set forth on Section 3.1(c)(i)(A) of the PeopleMover Disclosure Schedule); (B) 5,421,433 shares of PeopleMover Common Stock are reserved for issuance upon conversion of the PeopleMover Series A Preferred Stock (as defined herein) (a schedule of the holders of PeopleMover Series A Preferred Stock held of record on the date of this Agreement, the number of outstanding shares of PeopleMover Series A Preferred Stock and the number of shares of PeopleMover Common Stock into which such shares are convertible and the conversion price thereof are set forth on
Section 3.1(c)(i)(B) of the PeopleMover Disclosure Schedule); (C) 687,111 shares of PeopleMover Common Stock are reserved for issuance upon conversion of the outstanding convertible subordinated notes of PeopleMover (the " PeopleMover Convertible Notes") (a schedule of the holders of PeopleMover Convertible Notes, the aggregate outstanding principal amount of each PeopleMover Convertible Note and the number of shares of PeopleMover Common Stock into which such note is convertible and the conversion price thereof are set forth on Section 3.1(c)(i)(C) of the PeopleMover Disclosure Schedule); (D) 166,219 shares of PeopleMover Common Stock are reserved for issuance upon exercise of the outstanding warrants of PeopleMover (the " PeopleMover Warrants") (a schedule of the holders of PeopleMover Warrants, the number of outstanding PeopleMover Warrants and the number of shares of PeopleMover Common Stock into which such warrant is exercisable and the exercise price thereof are set forth on Section 3.1(c)(i)(D) of the PeopleMover Disclosure Schedule); (E) 508,857 shares of PeopleMover Common Stock are reserved for issuance upon exercise of the service provider options of PeopleMover (the " PeopleMover Service Options") (a schedule of the holders of PeopleMover Service Options, the number of outstanding PeopleMover Service Options and the number of shares of PeopleMover Common Stock into which such service options are exercisable and the exercise price thereof are set forth on Section 3.1(c)(i)(E) of the PeopleMover Disclosure Schedule); and (F) 5,414,375 shares of PeopleMover Common Stock are reserved for issuance upon the exercise of PeopleMover Options pursuant to the PeopleMover Option Plan in effect as of the date of this Agreement (a schedule of the holders of PeopleMover Options, the number of options held by each person and the exercise prices thereof are set forth on Section 3.1(c)(i)(F) of the PeopleMover Disclosure Schedule); and (ii) 15,000,000 shares of preferred stock, par value $0.001 per share of PeopleMover of which 6,000,000 shares have been designated as Series A Convertible Preferred Stock (the " PeopleMover Series A Preferred Stock" and together with the PeopleMover Common Stock, the " PeopleMover Capital Stock") of which 4,935,847 shares of PeopleMover Series A Preferred Stock are outstanding. As of the date of this Agreement, no shares of PeopleMover Common Stock were reserved for issuance, except for (i) 5,421,433 shares of PeopleMover Common Stock reserved for issuance upon conversion of the PeopleMover Series A Preferred Stock, (ii) 687,111 shares of PeopleMover Common Stock reserved for issuance upon conversion of the PeopleMover Convertible Notes, (iii) 166,219 shares of PeopleMover Common Stock reserved for issuance upon ex-ercise of the PeopleMover Warrants, (iv) 508,857 shares of PeopleMover Common Stock reserved for issuance upon exercise of the PeopleMover Service Options and
(v) 5,414,375 shares of PeopleMover Common Stock reserved for issuance upon exercise of PeopleMover Options pursuant to the PeopleMover Option Plan. As of the date of this Agreement, there are no outstanding stock appreciation rights (" SARs") or rights (other than the PeopleMover Stock Options) to receive shares of PeopleMover Common Stock on a deferred basis granted under the PeopleMover Option Plan or otherwise. As of the date of this Agreement, PeopleMover has delivered to Opus360 a true and complete list of the number of shares of PeopleMover Common Stock subject to PeopleMover Options granted under the PeopleMover Option Plan along with the names of such optionholders and the exercise prices thereof. As of the date of this Agreement, other than the PeopleMover Series A Preferred Stock, the PeopleMover Convertible Notes, the PeopleMover Warrants, the PeopleMover Service Options and the PeopleMover Options, no equity instruments, bonds, debentures, notes, derivative instruments or other equity securities or indebtedness of PeopleMover having the right to vote (or convertible into, exchangeable, redeemable or exercisable for securities having the right to vote) on any matters on which stockholders of PeopleMover may vote are issued or outstanding. All outstanding shares of PeopleMover Capital Stock are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth in this Section 3.1(c) and except for changes since December 31, 1999 resulting from the issuance of shares of PeopleMover Common Stock as a result of the exercise of PeopleMover Options outstanding as of December 31, 1999 in accordance with the terms of the PeopleMover Option Plan, and pursuant to the PeopleMover Options issued after the date hereof as expressly permitted by Section 4.1(a)(ii)(A) and (C) hereof and Section 5.14 hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of PeopleMover Capital Stock or other voting securities of PeopleMover, (B) any equity or debt securities of PeopleMover convertible into, exchangeable, redeemable or exercisable for shares of PeopleMover Capital Stock or other voting securities of PeopleMover, (C) any warrants, calls, options or other rights to acquire from PeopleMover and no obligation of PeopleMover to issue, any PeopleMover Capital Stock, voting securities or securities convertible into, exchangeable, redeemable or exercisable for PeopleMover Capital Stock or other voting securities of PeopleMover and (y) as of the date of this Agreement, there are not any outstanding obligations of PeopleMover to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. PeopleMover is not a party to any voting agreement, voting trust proxies or other agreements or understandings with respect to the voting of any such securities.

(f)

(g) Authority; Noncontravention . PeopleMover has full corporate power and authority to enter into this Agreement and, subject to the PeopleMover Stockholder Approval (as defined in Section 3.1(l) hereof), to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by PeopleMover and the consummation by PeopleMover of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of PeopleMover and its Board of Directors, subject, in the case of the Merger, to the PeopleMover Stockholder Approval and no other corporate or stockholder action is necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly executed and delivered by PeopleMover and, assuming the due authorization, execution and delivery by Opus360, Sub, the PeopleMover Stockholders and the Stockholder Representative, constitutes a legal, valid and binding obligation of PeopleMover, enforceable against PeopleMover in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to pay or loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance, security interest of any kind or nature whatsoever (collectively, " Liens") upon any of the properties or assets of PeopleMover under, (i) the amended and restated certificate of incorporation or by-laws of PeopleMover,
(ii) except as set forth on Section 3.1(d)(ii) of the PeopleMover Disclosure Schedule, any terms, conditions or provisions of any loan or credit agreement, promissory note, note, bond, mortgage, deed of trust, sale-leaseback agreement, indenture, lease, letter of credit, line of credit, derivative instrument, factor agreement or other evidence of indebtedness or pledge, guarantee, keep-well letter or other agreement, instrument, contract, permit, order, arrangement, concession, franchise, license or other instrument or obligation applicable to PeopleMover or its properties or assets or (iii) any order, injunction, judgment, decree, statute, law, ordinance, rule or regulation of any foreign, United States, state or local governmental entity or municipality or subdivision thereof or court, tribunal, commission, board, bureau, agency or legislative, executive, governmental or regulatory authority or agency (a " Governmental Entity") applicable to PeopleMover or its properties or assets. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Entity is required by or with respect to PeopleMover in connection with the Merger or the execution and delivery of this Agreement by PeopleMover or the consummation by

PeopleMover of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which PeopleMover is qualified to do business and such filings with the Governmental Entities to satisfy the applicable requirements of the California Code (as defined in Section 3.1(l) or "blue sky" laws, if any.

(h)

(i) Financial Statements . (i) PeopleMover shall deliver or cause to be delivered on or prior to Closing to Opus360 the PeopleMover Financial Statements (as defined in Section 5.1(a) hereof) of as and for the fiscal year ended December 31, 1999. The PeopleMover Financial Statements shall have been prepared in accordance with United States Generally Accepted Accounting Principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and shall fairly present in all material respects the financial position of PeopleMover as of the date thereof and the results of its operations and cash flows for the period then ended. Except as reflected in the PeopleMover Financial Statements or in the notes thereto, PeopleMover shall not have any liabilities or obligations which are required to be reflected on such financial statements or notes thereto in accordance with United States Generally Accepted Accounting Principles.

(j)

(a)

      (i) PeopleMover shall deliver the Closing Date Balance Sheet on the Closing Date to Opus360. The Closing Date Balance Sheet shall have been prepared in accordance with the accounting policies of PeopleMover applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and shall fairly present in all material respects the financial position of PeopleMover as of the Closing Date. Except as reflected on the Closing Date Balance Sheet or in the notes thereto, PeopleMover shall not have any liabilities or obligations which are required to be reflected on such financial statements or notes thereto in accordance with the accounting policies of PeopleMover.

(a) Absence of Certain Changes or Events . Except for liabilities incurred in the ordinary cause of business and consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999 and through the date of this Agreement, PeopleMover has conducted its business only in the ordinary course of business and consistent with past practice, and there has not been (i) except as disclosed on Section 3.1(f)(i) of the PeopleMover Disclosure Schedule, any material adverse change in the business, results of operations, prospects or financial condition PeopleMover,
(ii) any declaration, setting aside or payment of any dividend, bonus or other distribution (whether in cash, stock or property) with respect to any of PeopleMover's Capital Stock, (iii) any split, combination or reclassification of any of PeopleMover's Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of PeopleMover's Capital Stock, (iv) (A) any granting by PeopleMover to any current or former director, executive officer or other key employee of PeopleMover of any increase in compensation, bonus or other benefits payable or to become payable by PeopleMover, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements of PeopleMover in effect on December 31, 1999 and previously delivered to Opus360, (B) any granting by PeopleMover to any current or former director, executive officer or key employee of PeopleMover of any increase in severance or termination pay, except as set forth in Section 3.1(f)(iv)(B) of the PeopleMover Disclosure Schedule and occurring in the ordinary course of business and consistent with past practice,
(C) except as set forth on Section 3.1(f)(iv)(C) of the PeopleMover Disclosure Schedule, any entry by PeopleMover into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee of or consultant to PeopleMover or (D) any amendment to, or modification of, any PeopleMover Option, (v) except insofar as may have been required by a change in United States Generally Accepted Accounting Principles or as specifically permitted pursuant to Section 5.13 hereof, any change by PeopleMover in accounting methods, principles or practices by PeopleMover materially affecting its assets, liabilities or business, (vi) any material Tax election or any settlement or compromise of any material Tax liability or (vii) except as disclosed on Section 3.1(f)(vii) of the PeopleMover Disclosure Schedule, any agreement or understanding to do any of the foregoing by PeopleMover.

(b)

(c) Litigation . Except as set forth on Section 3.1(g) of the PeopleMover Disclosure Schedule, as of the date of this Agreement, there is no claim, action, suit, demand, written notice, arbitration or other proceeding pending or to the knowledge of PeopleMover threatened, by or against PeopleMover, that names PeopleMover as a party or which names a person that is a party to an indemnification agreement with PeopleMover covering such subject matter or is otherwise by or before any Governmental Entity or that challenges the validity of this Agreement or the ability of PeopleMover to perform its obligations under this Agreement. There is no outstanding order, judgment, injunction, award or decree of any Governmental Entity or any settlement agreement that names PeopleMover as a party or is otherwise binding upon PeopleMover.

(d)

(e) Compliance with Applicable Laws . (i) Except as set forth on Section 3.1(h)(i) of the PeopleMover Disclosure Schedule, PeopleMover and its employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of PeopleMover (the " PeopleMover Permits"). (ii) Except as set forth on Section 3.1(h)(ii) of the PeopleMover Disclosure Schedule, PeopleMover is in compliance with the terms of the PeopleMover Permits and all applicable statutes, laws, ordinances, rules and regulations. (iii) No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to PeopleMover or any of its properties, is pending or to the knowledge of PeopleMover, threatened.

(f)

(g) Absence of Changes in Plans . Except as set forth in Section 3.1(i) of the PeopleMover Disclosure Schedule, since December 31, 1999, there has not been any adoption or amendment in any respect by PeopleMover of any Plans (as defined in Section 3.1(j) hereof), or any change by PeopleMover in any actuarial or other assumption used to calculate funding obligations with respect to any PeopleMover pension plans, or any change in the manner in which contributions to any PeopleMover pension plans are made or the basis on which such contributions are determined.

(h)

(ii) ERISA Compliance . Section 3.1(j) of the PeopleMover Disclosure Schedule sets forth a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other " welfare" plans, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (" ERISA")); each profit-sharing, stock bonus or other " pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by PeopleMover or by any trade or business, whether or not incorporated (an " ERISA Af-filiate"), that together with PeopleMover would be deemed a " single employer" within the meaning of Section 4001(b) of ERISA, or to which PeopleMover or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of PeopleMover (the " Plans"). Neither PeopleMover nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or former employee of PeopleMover.

(iii)

      (iv) With respect to each Plan, PeopleMover has heretofore delivered or made available to Opus360 true and complete copies of each of the following documents:

            (A) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

            (A) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

            (A) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

            (A) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

            (A) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under
            Section 401 of the Code.

      (ii) No Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Plan is a " multiemployer pension plan," as defined in
      Section 3(37) of ERISA. No
      liability under Title IV or Section 302 of ERISA has been incurred by PeopleMover or any ERISA Affiliate that has not been satisfied in full.

      (ii) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made or are reflected on the balance sheet.

      (ii) Neither PeopleMover, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which PeopleMover, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
      Section 4975 or 4976 of the Code.

      (ii) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

      (ii) Each Plan intended to be " qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

      (ii) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of PeopleMover or any subsidiary for periods extending beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits under any " pension plan," or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent PeopleMover from amending or terminating any Plan providing health or medical benefits in respect of any active employee of PeopleMover.

      (ii) Except as set forth on Section 3.1(j)(ix) of the PeopleMover Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee or officer of PeopleMover or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any employee or officer or PeopleMover or any ERISA Affiliate.

      (ii) There has been no material failure of a Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code).

      (ii) Except as set forth on Section 3.1(j)(xi) of the PeopleMover Disclosure Schedule, there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

      (ii) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

      (ii) Except as set forth on Section 3.1(j)(xiii) of the PeopleMover Disclosure Schedule, no options to purchase PeopleMover Common Stock that are outstanding on the date hereof or any PeopleMover Options that will be issued pursuant to the Additional Option Grant shall become exercisable in full or in part as a result of or in connection with the execution or delivery of this Agreement or the transactions contemplated hereby.

(ii) Taxes . Except as set forth on Section 3.1(k)(i) of the PeopleMover Disclosure Schedule, PeopleMover has duly and timely filed all Tax Returns required to be filed by them, and all such Tax Returns (as defined herein) are true and complete. Except as set forth on Section 3.1(k)(i) of the PeopleMover Disclosure Schedule, PeopleMover has timely paid all Taxes due and owing and has established adequate reserves in its financial statements for any Taxes accrued but not yet due and owing. PeopleMover has complied in all respects with all applicable laws, rules and regulations relating to Taxes required to be withheld or collected, including, without limitation, Taxes required to be withheld pursuant to Sections 1441 and 1442 of the Code and Taxes required to be withheld from employee wages. Any provision for Taxes payable and reflected on the Closing Date Balance Sheet is adequate for payment of any and all Tax liabilities for periods ending on or before the date of the Closing Date Balance Sheet and there are no Tax liens on any assets of PeopleMover except Liens for current Taxes not yet due.

(iii)

      (iv) There has not been any audit of any Tax Return filed by PeopleMover and no audit of any such Tax Return is in progress and PeopleMover has not been notified by any tax authority that any such audit is contemplated or pending. No Tax deficiency or claim for additional Taxes has been asserted or threatened to be asserted against PeopleMover by any taxing authority. No extension of time with respect to any date on which a Tax Return was or is to be filed by PeopleMover is in force, and no waiver or agreement by PeopleMover is in force for the extension of time for the assessment or payment of any Tax. PeopleMover has not been informed by any jurisdiction that the jurisdiction believes that PeopleMover was required to file any Tax Return that was not filed.

      (ii) PeopleMover has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

      (ii) PeopleMover (i) is not a " consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of PeopleMover are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of
      Section 897(c)(2) of the Code during the applicable period specified in
      Section 897(c)(l)(A)(ii) of the Code; or (iii) has not had actual or potential liability for any Taxes of any person (other than a current member of the affiliated group of corporations (within the meaning of Section 1504(a)(1) of the Code) of which PeopleMover is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise.

      (ii) Except as set forth on Section 3.1(k)(v) of the PeopleMover Disclosure Schedule, there has been no change in the ownership of PeopleMover prior to the Merger that would limit the Surviving Corporation's ability to utilize the net operating losses recognized by PeopleMover since August 31, 1998.

      (ii) PeopleMover is not and has not been (A) a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns (other than the current affiliated group of corporations (within the meaning of Section 1504(a)(1) of the Code) of which PeopleMover is the common parent) or (B) a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

      (ii) PeopleMover has been a " C corporation" for federal, state and local income tax purposes at all times since its date of incorporation through the date hereof.

      (ii) PeopleMover has delivered to Opus360 true and complete copies of all of its Tax Returns.

      (ii) For purposes of this Agreement, the term " Tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, transfer, value added, royalty, franchise, payroll, withholding, property and import taxes and any additions to tax, interest or penalties applicable thereto. For purposes of this Agreement, the term " Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing authority in connection with Taxes (collectively " returns") and any amended returns.

(a) Voting Requirements . The vote in the (i) affirmative of no less than 75% of the outstanding equity securities of PeopleMover entitled to vote on the Merger and this Agreement voting in favor of the Merger and the adoption of this Agreement (the " PeopleMover Stockholder Approval") pursuant to the PeopleMover Stockholders' Written Consent (as defined in Section 5.1(b) hereof) in accordance with Section 25103(h) of the California Corporate Securities Law (the " California Code"), and (ii) negative of no more than 10% of the outstanding equity securities of PeopleMover entitled to vote on the Merger and this Agreement voting against the Merger and the adoption of this Agreement pursuant to the PeopleMover Stockholders' Written Consent in accordance with Section 25103(h) of the California Code, is the only vote of the holders of any class or series of PeopleMover Capital Stock necessary to approve (or vote against in the case of subsection (ii) above) the Merger and adopt this Agreement and the transactions contemplated hereby.

(b)

(c) State Anti-Takeover Statutes . The Board of Directors of PeopleMover (including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the PeopleMover Board of Directors under the provisions of Section 203 of the DGCL. No other state takeover statute that is applicable to PeopleMover applies to the Merger or the other transactions contemplated by this Agreement.

(d)

(e) Brokers . No agent, broker, investment banker, financial advisor or other person is or shall be entitled to any broker's, finder's or any other similar fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PeopleMover.

(f)

(g) Intellectual Property; Proprietary Software . Section 3.1(o) of the PeopleMover Disclosure Schedule sets forth a true and complete list of all Proprietary Software (as defined herein) and Intellectual Property (as defined herein). The foregoing, together with the rights of enforcement for both known and unknown past infringement, and licenses thereof and thereto, is a true and complete list of all Proprietary Software and Intellectual Property that is being used by PeopleMover in the operation of its vertical information portal located on the Internet at http://www.peoplemover.com which includes a graphical user interface and proprietary Internet software that service organizations use to deliver, manage, and procure the skills of knowledge workers in the marketplace (the " Business").

(h)

      (ii) Except as set forth on Section 3.1(o)(i) of the PeopleMover Disclosure Schedule, PeopleMover owns, or is licensed or otherwise possesses legally enforceable rights to use the Proprietary Software and Intellectual Property, including all required computer software licenses.

      (ii) Except as set forth on Section 3.1(o)(ii) of the PeopleMover Disclosure Schedule, as of the date of this Agreement, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending by any Governmental Entity with respect to the Proprietary Software and Intellectual Property.

      (ii) Except as set forth on Section 3.1(o)(iii) of the PeopleMover Disclosure Schedule, if applicable, each item of Proprietary Software and Intellectual Property has been used with the authorization of every other claimant thereto and to the knowledge of PeopleMover, the execution, delivery and performance of this Agreement will not impair the use by the Constituent Corporations.

      (ii) Except as set forth on Section 3.01(o)(iv) of the PeopleMover Disclosure Schedule, as of the date of this Agreement, PeopleMover has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party with respect to the Proprietary Software and Intellectual Property, and PeopleMover has not received any charge, complaint, claim, demand or notice of any such interference, infringement, misappropriation or violation (including any claim that PeopleMover must refrain from using any intellectual property rights of any third party) with respect to the Proprietary Software or Intellectual Property.

      (ii) Except as set forth on Section 3.01(o)(v) of the PeopleMover Disclosure Schedule, as of the date of this Agreement, no third party has interfered with, infringed upon or misappropriated or otherwise come into conflict with any Proprietary Software and Intellectual Property rights of PeopleMover.

      (ii) Except as set forth on Section 3.01(o)(vi) of the PeopleMover Disclosure Schedule, as of the date of this Agreement, there are no pending claims, including litigation, arbitration, opposition proceedings, petitions to cancel, interferences, administrative proceedings, demand letters, cease and desist letters, or other demands, challenges or disputes of any nature, challenging, im-pacting or involving the Proprietary Software and Intellectual Property rights of PeopleMover.

      (ii) The Proprietary Software and Intellectual Property do not infringe, or constitute an infringement or misappropriation of any person's or entity's patent right, design right, copyright, trademark, service mark (and any application or registration respecting the foregoing), database right, trade secret, know-how and/or other present or future intellectual property right of any type, wherever in the world enjoyable or other similar rights of any third party.

      (ii) As of January 1, 2000, the Proprietary Software did not and will not, due to the Year 2000 century date change: (A) have any operational impediments; (B) malfunction; (C) cease to perform; (D) generate incorrect or ambiguous data or results with respect to leap years, same-century and multi-century formulas, functions, and data; nor (E) produce incorrect or ambiguous results with respect to leap years, same-century and multi-century formulas, functions, data values and date-data interfaces (collectively, " Y2K Issues"). Additionally, PeopleMover has not received any notification from any supplier of any Y2K Issues related to the supplier's business hereof.

      (ii) The Proprietary Software does not contain any (A) back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically, with the passage of time or under the positive control of PeopleMover or (B) any virus, Trojan horse, worm, or other software routine or hardware component designed to permit unauthorized access, to disable, erase, modify or otherwise harm any software, hardware or data or to perform any other such actions hereof.

                          For the purposes of this Section 3.1(o), the term "
Intellectual Property" means any and all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor, including docketed patent disclosures awaiting filing, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), in-ventions disclosures and improvements, all trade secrets, confidential business information (including research and development, know how, compositions, designs, specifications, pricing and cost information and business and market plans and proposals), proprietary information, manufacturing, engineering and technical drawings and specifications, processes, designs and technology; (iii) all works of authorship, copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications therefor; (iv) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks, certification marks and service marks, trademark and service mark registrations and applications together with the good will of the business symbolized by the names and the marks; (v) all Uniform Resource Locators, World Wide Web site addresses and domain names related to the Business; (vi) all rights to use computer software including all source code (including custom and off-the-shelf, hard copy and soft copy), as well as all data and related documents, object code, databases, passwords, encryption technology, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vii) any similar, corresponding or equivalent rights to any of the foregoing; (viii) all documentation related to any of the foregoing; and (ix) all goodwill associated with any of the foregoing owned, used or licensed by PeopleMover that are related to the Business, as more fully set forth on Section 3.1(o) of the PeopleMover Disclosure Schedule.

                          For the purpose of this Section 3.1(o), the term "
Proprietary Software" means all proprietary software, as well as the interface, look-and-feel and functionality thereof, used in the functioning of the peoplemover.com Website developed by, at the direction of or on behalf of PeopleMover (including, without limitation, PeopleMover's two Internet based solutions: PeopleMover/Staffing and PeopleMover/Service Automation) as more fully set forth on Section 3.1(o) of the PeopleMover Disclosure Schedule.

(a) Noncompetition . Neither PeopleMover nor any of its employees is a party to or bound by any noncompetition agreement or any other similar agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of PeopleMover is conducted.

(a) Real Properties; Title to and Condition of Assets .

(b)

      (ii) Neither PeopleMover nor any subsidiary of PeopleMover now owns or at any time in the past has owned any fee interest in fee estates.

      (ii) Section 3.1(q) of the PeopleMover Disclosure Schedule sets forth a true and complete list of all Real Property leased, subleased, licensed, used or occupied by PeopleMover pursuant to the Leases (" Leased Real Property") setting forth information sufficient to identify specifically such Leased Real Property and terms of the Leases with respect thereto. For purposes of this Agreement, " Leases" means the Real Property leases, subleases, licenses and use or occupancy agreements pursuant to which PeopleMover is the Lessee, sublessee, licensee, user or occupant of Real Property, or interests therein, including any amendments, modifications or supplements to such Leases and any schedules or exhibits thereto. Each Lease grants the Lessee under the Lease the right to use and occupy the premises and rights demised thereunder in accordance with the terms thereof, free and clear of any Liens, other than Liens for current Taxes, assessments and other governmental charges not yet due and payable or that may subsequently be paid without penalty or that are being contested in good faith by appropriate proceedings. PeopleMover has good and valid title to the leasehold estate or other interest created under its Leases free and clear of any Liens. In the case of easements, rights of access, rights-of-way, licenses and other interests included in the Real Property, PeopleMover has such title or other interest as is necessary to permit the use and enjoyment of such properties substantially in the manner such properties are used and are contemplated to be used.

      (ii) The Leased Real Property constitutes all the leasehold and other interests in Real Property held by PeopleMover and constitutes all of the leasehold and other interests in Real Property necessary for the conduct of, or otherwise material to, the business of PeopleMover as it is currently conducted.

      (ii) The Real Property has been maintained in compliance with (A) all applicable laws, treaties, statutes, ordinances, codes, rules or regulations of Governmental Entities, including, without limitation, local zoning and subdivision ordinances, (B) all applicable judgments, decrees, orders, writs, awards, injunctions or determinations of an arbitrator or court or other Governmental Entity and (C) all applicable licenses. None of the Real Property is subject to any decree or order of any Governmental Entity to be sold or is being condemned, expropriated or otherwise taken by any Governmental Entity.

      (ii) As used herein, " Real Property" means all the leasehold and fee simple interests in all fee estates, and all buildings, fixtures, and all other improvements located thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests including, without limitation, head-end sites which are owned, leased or used by PeopleMover in the conduct of its business.

      (ii) PeopleMover has good and marketable title to, or valid leasehold or other interests in, and possession or valid use of, all of its assets and properties, free and clear of all Liens. Such assets and properties are in good operating condition and repair, ordinary wear and tear excepted. Such assets and properties constitute all property and rights, real and personal, tangible and intangible, necessary or required to operate the business of PeopleMover.

(a) Agreements, Contracts and Commitments . (i) The applicable subsection of
Section 3.1(r) of the PeopleMover Disclosure Schedule sets forth a true and complete list of all the following agreements, arrangements or understandings, whether written or oral, to which PeopleMover is a party, (A) agreements relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed, secured by any asset or otherwise), (B) agreements for the lease of personal property to or from any person, (C) agreements concerning a partnership or joint venture, (D) agreements concerning confidentiality or noncompetition other than with respect to confidentiality agreements entered into in the ordinary course of business for the benefit of PeopleMover's vendors or potential investors or agreements with customers of PeopleMover, (E) profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plans or arrangements for the benefit of the current or former employees or directors of PeopleMover, (F) collective bargaining agreements, (G) agreements for the employment or retention of any individual on a full-time, part-time, consulting, or other basis not terminable on less than thirty (30) days notice without penalty or cost, (H) agreements under which it has advanced or loaned any amount in excess of $500 to any of the employees or affiliates of PeopleMover, (I) agreements providing for indemnification of or by PeopleMover, (J) agreements by PeopleMover providing products or services to any person for consideration other than cash or receiving consideration from any person in products or services in lieu of cash, (K) agreements for the purchase of materials, software, supplies, goods, services, equipment or other assets that provide for either annual or aggregate payments by PeopleMover of $10,000 or more, (L) sales, distribution or other similar agreements providing for the sale by PeopleMover of materials, supplies, goods, services, equipment, Proprietary Software or other assets that provide for either annual or aggregate payments by PeopleMover of $10,000 or more, (M) agreements or term sheets relating to the acquisition or disposition of any business or assets of PeopleMover (whether by merger, sale of stock, sale of assets or otherwise), excluding documentation relating to this Agreement, (N) option, license, franchise or similar agreements, (O) agency, dealer, sales representative, marketing or other similar agreements, (P) formal or informal partnership arrangements with any merchant or service or web content provider and (Q) other agreements material to PeopleMover (collectively the " Material Agreements").

(b)

(a)

      (ii) PeopleMover has delivered to Opus360 a true and complete copy of each written Material Agreement and a written summary setting forth the terms and conditions of each oral Material Agreement.

      (ii) Each Material Agreement is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of PeopleMover enforceable in accordance with its terms and will continue to be so on identical terms immediately following the consummation of the transactions contemplated by this Agreement, and PeopleMover is not in default under any of such agreements, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by PeopleMover. No other party to any of the Material Agreements (A) is, to the knowledge of PeopleMover, in default in the performance of any covenant or obligation to be performed by it pursuant to any such Material Agreement or (B) has given notice that it intends to terminate, or alter in any way adverse to PeopleMover, its performance under such Material Agreement. None of the Material Agreements contains any revenue sharing provisions and to the extent any such agreements contain such provisions, the schedule shall describe the revenue sharing information with respect to such agreements.

(a) Environmental Matters .

(b)

      (ii) PeopleMover is in compliance with all applicable Environmental Laws (as defined herein) which compliance includes, but is not limited to, the possession by PeopleMover of all permits and other governmental authorizations required under applicable Environmental Laws, which are in full force and effect, and compliance with the terms and conditions thereof. As of the date of this Agreement, PeopleMover and its predecessor by merger have not received since January 1, 1995 any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that PeopleMover is not in such compliance.

      (ii) There is no Environmental Claim (as defined herein) pending or threatened against PeopleMover or against any person or entity whose liability for any Environmental Claim PeopleMover has or may have retained or assumed either contractually or by operation of law.

      (ii) There have been no Releases (as defined herein) of Hazardous Materials (as defined herein) at any of the Real Property or at any other location.

      (ii) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which could form the basis of any Environmental Claim against PeopleMover or against any person or entity whose liability for any Environmental Claim PeopleMover has or may have retained or assumed either contractually or by operation of law.

      (ii) As used herein, (A) " Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging any actual or potential liability arising out of, based on or resulting from (x) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by PeopleMover or (y) circumstances forming the basis of any violation of any Environmental Law, (B) " Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution, protection of human health or the environment, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials, (C) " Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law and (D) " Release" means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

(a) Transactions with Affiliates . Except as set forth on Section 3.1(t) of the PeopleMover Disclosure Schedule, PeopleMover is not involved with any of its officers, directors, affiliates, employees or stockholders in any contract, loan, commitment, transaction or in any other situation which may Generally be characterized as a " conflict of interest," including, without limitation, any direct or indirect interest in the business of competitors, suppliers or customers of PeopleMover. PeopleMover directors, officers or employees do not own more than 3% of any direct or indirect competitor of Opus360 or PeopleMover nor do they hold any directorship, office or advisory position with any such entity. PeopleMover's current or former directors, officers, employees, stockholders or affiliates do not have any indemnification agreements with or that bind PeopleMover other than those set forth on items 1 through 9 of subsection I. on Section 3.1(r) of the PeopleMover Disclosure Schedule which agreements shall be terminated prior to Closing.

(b)

(c) Labor Matters . (i) PeopleMover is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of PeopleMover; (ii) PeopleMover does not have any knowledge of any current union organizing activities among the employees of PeopleMover, nor does any question concerning representation exist concerning employees or former employees of PeopleMover; (iii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of PeopleMover, threatened against or affecting PeopleMover and there has not been any such action; (iv) PeopleMover is, and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law or regulation; (v) there is no unfair labor practice charge or complaint against PeopleMover pending or, to the knowledge of PeopleMover, threatened before the National Labor Relations Board or any similar state or foreign agency; (vi) no charges with respect to PeopleMover are pending or, to the knowledge of PeopleMover threatened before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;
(vii) PeopleMover has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to PeopleMover and no such investigation is in progress; (viii) except as set forth on Section 3.1(u)(viii) of the PeopleMover Disclosure Schedule, there are no complaints, lawsuits or other proceedings pending or to the knowledge of PeopleMover threatened in any forum by or on behalf of any present or former employee, or class or group of employees, of PeopleMover, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; (ix) except as set forth on Section 3.1(u)(ix) of the PeopleMover Disclosure Schedule, there are no employment contracts, offer letters, consulting agreements or severance agreements with any employees of or consultants to PeopleMover; (x) except as set forth on Section 3.1(u)(x) of the PeopleMover Disclosure Schedule, copies of which have been delivered to Opus360, there are no employee handbooks, written policies, rules or procedures applicable to employees of or consultants to PeopleMover; and (xi) since the enactment of the WARN Act, PeopleMover has not effectuated (A) a " plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employ-ment or facility of PeopleMover; or (B) a " mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of PeopleMover; nor has PeopleMover been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of PeopleMover's employees have suffered an " employment loss" (as defined in the WARN Act) within six (6) months of the date of this Agreement.

(d)

(e) Registered Securities . PeopleMover does not have any securities registered, or required to be registered, under Section 12 of the Securities Exchange Act of 1934, as amended.

(f)

1.2 SECTION Representations and Warranties of Opus360 and Sub . Except as disclosed in the Opus360 Form S-1 or as disclosed in the Opus360 disclosure schedule delivered by Opus360 to PeopleMover prior to the execution of this Agreement (the " Opus360 Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken; provided that certain information (including the Initial Exchange Ratio and the Adjusted Exchange Ratio) contained in this Agreement and the related sections of the Opus360 Disclosure Schedule reflects the acquisition of Ithority Corporation, a California corporation, by Opus360 through the merger of a wholly owned subsidiary of Opus360 with and into Ithority Corporation with Ithority Corporation remaining as the surviving corporation reflects the consummation of such acquisition as if it had occurred as of the date hereof, Opus360 and Sub represent and warrant to PeopleMover as follows:

1.3

(a) Organization, Standing and Corporate Power . Each of Opus360, Sub and their subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Opus360. Each of Opus360 and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing, licensing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Opus360. Opus360 has made available to PeopleMover prior to the execution of this Agreement true and complete copies of its amended and restated certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, each of which are in full force and effect on the date hereof.

(b)

(c) Capital Structure . The authorized capital stock of Opus360 consists of 45,000,000 shares of Opus360 Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share, of Opus360 (the " Opus360 Authorized Preferred Stock"), of which 8,400,000 shares have been designated as Series A Convertible Preferred Stock and 8,700,000 shares have been designated as Series B Convertible Preferred Stock (collectively, the " Opus360 Convertible Preferred Stock" and together with the Opus360 Common Stock, the " Opus360 Capital Stock"). At the close of business on January 28, 2000, (i) 8,366,495 shares of Opus360 Common Stock were issued and outstanding, (ii) approximately 3,829,275 shares of Opus360 Common Stock were reserved for issuance pursuant to outstanding stock options or other rights to purchase or receive Opus360 Common Stock granted under the Opus360 Corporation 1998 Stock Option Plan (the " Opus360 Stock Plan"), (iii) 16,960,727 shares of Opus360 Convertible Preferred Stock were issued and outstanding, (iv) 16,960,727 shares of Opus360 Common Stock were reserved for issuance upon conversion of the Opus360 Convertible Preferred Stock and (v) 1,638,015 shares of Opus360 Common Stock were issuable upon exercise of Opus360 warrants and nonqualified stock options of Opus360 issued outside the Opus360 Stock Plan. Except as set forth on Section 3.2(b) of the Opus360 Disclosure Schedule, as of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Opus360 having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Opus360 may vote are issued or outstanding. Except as set forth on Section 3.2(b) of the Opus360 Disclosure Schedule, all outstanding shares of capital stock of Opus360 when issued were duly authorized, validly issued, fully paid and nonassessable.

(d)

(e) Authority; Noncontravention . Each of Opus360 and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Opus360 and Sub and the consummation by Opus360 and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Opus360 and Sub, as applicable. This Agreement has been duly executed and delivered by Opus360 and Sub and, assuming the due authorization, execution and delivery by PeopleMover, the Peo-pleMover Stockholders and the Stockholder Representative constitutes a legal, valid and binding obligation of Opus360 and Sub, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights Generally and (ii) except as set forth on
Section 3.2(c)(ii) of the Opus360 Disclosure Schedule, availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Opus360 or Sub or any of Opus360's other subsidiaries under, (i) the certificate of incorporation or by-laws of Opus360 or Sub or the comparable organizational documents of any of Opus360's other subsidiaries, (ii) any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Opus360 or Sub or any of Opus360's other subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the proceeding clause any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Opus360 or Sub or any of Opus360's other subsidiaries or their respective properties or assets. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Opus360 or Sub or any of Opus360's other subsidiaries in connection with the execution and delivery of this Agreement by Opus360 and Sub or the consummation by Opus360 and Sub of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other States in which Opus360 is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of the California Code or "blue sky" laws, if any and (ii) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a material adverse effect on Opus360.

(f)

(g) Litigation . Except as set forth on Section 3.2(d) of the Opus360 Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of Opus360, threatened against or affecting Opus360 or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Opus360 nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Opus360 or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on Opus360.

(h)

(i) Compliance with Applicable Laws . Except as set forth on Section 3.2(e) of the Opus360 Disclosure Schedule, Opus360 and its subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Opus360 and its subsidiaries (the " Opus360 Permits"), except where the failure to have any such Opus360 Permits individually or in the aggregate would not reasonably likely to have a material adverse effect on Opus360. Opus360 and its subsidiaries are in compliance with the terms of the Opus360 Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a material adverse effect on Opus360. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Opus360 or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Opus360, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not reasonably likely to have a material adverse effect on Opus360 and its subsidiaries, taken as a whole.

(j)

(k) Merger Consideration. The shares of Opus360 Common Stock to be issued in the Merger in exchange for shares of PeopleMover Common Stock have been duly authorized and reserved for issuance and when issued and delivered in accordance with the terms of this Agreement will have been validly issued, fully paid and nonassessable.

(l)

(m) Voting Requirements . No vote of the holders of shares of Opus360 Common Stock or any other class or series of capital stock of Opus360 is necessary to approve the Merger and adopt this Agreement and the transactions contemplated hereby.

(n)

(o) Negotiations. As of the date of this Agreement, Opus360 is not currently in ongoing negotiations nor has it executed a definite term sheet with any person that could result in a material acquisition which would include all or a portion of the consideration to be paid or satisfied in Opus360 Common Stock which would close after the date of this Agreement but prior to the Effective Time; provided, however, nothing in this subsection (h) shall prevent or impede

Opus360 and its Board of Directors from satisfying their fiduciary duties in respect of any potential or actual corporate opportunity.

(p)

(q) Brokers . No agent, broker, investment banker, financial advisor or other person, other than Greenhill & Co. LLC, the fees and expenses of which will be satisfied by Opus360, is entitled to any broker's or finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Opus360.

(r)

(s) Interim Operations of Sub . (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby; (ii) Sub has engaged in no other business activities; (iii) Sub has no liabilities except as set forth in this Agreement and as pursuant to applicable law; and (iv) Sub has conducted its operations only as contemplated hereby.

(t)

               1 ARTICLE COVENANTS RELATING TO CONDUCT OF BUSINESS

               ARTICLE 1 COVENANTS RELATING TO CONDUCT OF BUSINESS

(a) SECTION Conduct of Business . Conduct of Business by PeopleMover . Except as otherwise expressly contemplated by this Agreement or as set forth on the applicable subsection of Section 4.1 of the PeopleMover Disclosure Schedule or as consented to by Opus360 in writing in each instance, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VII hereof and the Effective Time, PeopleMover shall carry on its business in the ordinary course and consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use reasonable commercial efforts to preserve intact its current business organizations, use reasonable commercial efforts to keep available the services of its current officers, employees and consultants and preserve its relationships with those persons, customers, suppliers and vendors having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time and without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, PeopleMover shall not:

      (ii) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of PeopleMover Capital Stock, (B) split, combine or reclassify PeopleMover Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of PeopleMover Capital Stock, except upon exercise of rights or options issued pursuant to the Plan or (C) except as set forth on Section 4.1(i)(C) of the PeopleMover Disclosure Schedule, purchase, redeem or otherwise acquire any shares of PeopleMover Capital Stock or any other securities of PeopleMover or any rights, warrants, options or calls to acquire any such shares or other securities of PeopleMover;

      (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of PeopleMover Capital Stock, any other voting securities or any securities convertible into, or any rights, warrants, options or calls to acquire, any shares of PeopleMover Common Stock, voting securities or convertible securities of PeopleMover (other than (A) the issuance of PeopleMover Options granted consistent with past practice to new or promoted employees (other than executive officers) of PeopleMover representing in the aggregate not more than 115,000 shares of PeopleMover Common Stock and as set forth on Section 3.1(j) of the PeopleMover Disclosure Schedule and Exhibit 3.1(j) to the PeopleMover Disclosure Schedule; provided that the vesting of such PeopleMover Options shall not be accelerated in full or in part as a result of or in connection with the execution or delivery of this Agreement or the transactions contemplated hereby, (B) the issuance of PeopleMover Common Stock upon the conversion of PeopleMover Convertible Notes or PeopleMover Series A Preferred Stock or upon the exercise of PeopleMover Warrants, PeopleMover Service Options or, subject to Section 2.3 hereof, PeopleMover Options outstanding as of the date hereof in accordance with their present terms, or upon the exercise of the PeopleMover Options referred to in clause (A) above in accordance with their present terms, or (C) the issuance of PeopleMover Options under the Additional Option Grant in accordance with Section 5.14 hereof; provided that the vesting of such PeopleMover Options issued pursuant to the Additional Option Grant described in Section 5.14 hereof shall not be accelerated in full or in part as a re-sult of or in connection with the execution or delivery of this Agreement or the transactions contemplated hereby.

      (ii) amend its amended and restated certificate of incorporation or by-laws;

      (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

      (ii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations);

      (ii) (A) except pursuant to the terms of the Interim Funding Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of PeopleMover, any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person;

      (ii) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $5,000 or, in the aggregate, are in excess of $20,000;

      (ii) settle or compromise or agree to settle or compromise any material Tax liability or make any material Tax election;

      (ii) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities recognized or disclosed in the PeopleMover Financial Statements provided to Opus360 or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which PeopleMover is a party;

      (ii) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Plan or similar policy or agreement involving PeopleMover and one or more of its directors, officers, employees or agents, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

      (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of PeopleMover, or as contemplated hereby or by the terms of any employment agreement or offer letter in existence on the date hereof which have been set forth on
      Section 3.1(j) of the PeopleMover Disclosure Schedule, increase the cash compensation of any director, executive officer, employee or agent of or consultant to PeopleMover or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

      (ii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property of PeopleMover other than in the ordinary course of business consistent with past practice or on a nonexclusive basis not materially different from past practices;

      (ii) change in any material respect its method of Tax accounting or Tax practice, or except as permitted pursuant to Section 5.13 hereof, its accounting policies, methods or procedures;

      (ii) enter into any agreement with any stockholder of PeopleMover or amend, modify or change the terms and conditions of the Stockholders Agreement, dated as of December 18, 1998, by and among PeopleMover, Avalon Technology, LLC, DynaFund, L.P., DynaFund International, L.P., Windward Ventures, L.P. and the other parties named on the signature pages thereto, as amended (the " PeopleMover Stockholders' Agreement");

      (ii) use any form of service contract other than the form of Opus360 service contract substantially in the form set forth on Section 4.1(xv) of the Opus360 Disclosure Schedule when entering into agreements with new customers or modifying a relationship with an existing customer;

      (ii) modify, amend, alter or change terms, provisions or rights and obligations of any Material Contract set forth on Section 3.1(r) of the PeopleMover Disclosure Schedule;

      (ii) do any act or omit to do any act which would cause a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a material adverse effect on PeopleMover;

      (ii) take any action which could reasonably be expected to adversely affect or delay the ability of any of the parties to obtain any approval of any Governmental Entity required to consummate the transactions contemplated hereby;

      (ii) take any action that would prevent or impede the Merger from qualifying as a tax-free exchange described in Section 368 of the Code;

      (ii) take any action that would cause the representations and warranties set forth in Section 3.1 hereof to no longer be true and correct as so qualified, by materiality, where applicable; or

      (ii) authorize, or commit or agree to take, any of the foregoing actions.

(a) Conduct of Business by Opus360 . Except as otherwise expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Opus360 shall not (i) make any acquisition of assets or businesses which would cause a material delay of the Merger, (ii) do any act or omit to do any act which would cause a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a material adverse effect on Opus360, (iii) take any action which could reasonably be expected to adversely affect or delay the ability of any of the parties to obtain any approval of any Governmental Entity required to consummate the transactions contemplated hereby, (iv) take any action that would cause the representations and warranties set forth in Section 3.2 hereof to no longer be true or complete as so qualified by materiality, where applicable or (v) authorize, or commit or agree to take, any of the foregoing actions.

(b)

(c) Other Actions . Except as required by applicable law, PeopleMover and Opus360 shall not, and Opus360 shall not permit any of its subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

(d)

(e) Advice of Changes . PeopleMover and Opus360 shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it (and, in the case of Opus360, made by Sub) contained in this Agreement becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on it, (ii) the failure by it (and, in the case of Opus360, by Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which is reasonably likely to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(f)

(g) SECTION No Solicitation by PeopleMover . For a period of ninety (90) days from December 3, 1999 or the earlier termination of the Interim Funding Agreement (the " No Solicitation Period"), PeopleMover shall not nor shall it authorize or permit any of its directors, officers, employees or stockholders or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal (as defined herein) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal. In the event a Takeover Proposal is presented to PeopleMover or a representative of PeopleMover, PeopleMover shall and shall instruct its representatives to issue a "no interest at this time" response during the No Solicitation Period. For purposes of this Agreement, " Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of PeopleMover Capital Stock, all or substantially all of the assets of PeopleMover, or any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving PeopleMover, other than the transactions contemplated by this Agreement.

(h)

(i) PeopleMover shall immediately advise Opus360 orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal.

(j)

                     1 ARTICLE ADDITIONAL AGREEMENTS ARTICLE

                             1 ADDITIONAL AGREEMENTS

(a) SECTION PeopleMover Financial Statements; PeopleMover Stockholders' Written Consent . As soon as practicable following the date of this Agreement, PeopleMover shall prepare and deliver or caused to be prepared and delivered audited financial statements prepared in accordance with United States Generally Accepted Accounting Principles and meeting the requirements of Regulation S-X of the Securities Act, as required by the rules and regulations of Form S-1 under the Securities Act, which financial statements (the " PeopleMover Financial Statements") shall be included as part of one or more amendments or supplements to the Opus360 Form S-1 filed with the Securities and Exchange Commission (the " Commission"). PeopleMover shall furnish or cause to be furnished to Opus360 all information concerning PeopleMover and its stockholders and, at the expense of Opus360, shall take such other action as Opus360 may reasonably request in connection with the filing by Opus360 of the Opus360 Form S-1 and the issuance of Opus360 Common Stock in the Merger. If at any time prior to the Effective Time any information relating to the PeopleMover Financial Statements should be discovered by PeopleMover or Opus360 which should be set forth in an amendment or supplement to the Opus360 Form S-1, so that the Opus360 Form S-1 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission.

(a) PeopleMover shall, as soon as practicable following the date of this Agreement, solicit an action by written consent in lieu of a meeting as permitted by Section 228(a) of the DGCL (the " PeopleMover Stockholders' Written Consent") for the purpose of obtaining the PeopleMover Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval of the Merger and adoption of this Agreement and the other transactions contemplated hereby in each case in accordance with Section 25103(h) of the California Code and Section 251(c) of the DGCL. PeopleMover agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, proposal or communication to PeopleMover of any Takeover Proposal.

(b)

(c) SECTION Written Consent of PeopleMover's Accountants . PeopleMover shall use commercially reasonable best efforts to cause to be delivered to Opus360 a written consent from PeopleMover's independent accountants, within five (5) business days prior to the date on which the Opus360 Form S-1 shall initially include the PeopleMover Financial Statements as filed with the Commission in form and substance reasonably satisfactory to Opus360 and customary in scope and substance for written consents delivered by independent public accountants in connection with registration statements similar to the Opus360 Form S-1.

(d)

(e) PeopleMover and its directors, officers, employees and representatives shall provide full cooperation to each of Opus360's independent accountants and PeopleMover's independent accountants to enable PeopleMover's independent accounts to deliver the written consent referred to in Section 5.2(a) hereof.

(f)

1.2 SECTION Access to Information; Confidentiality . Subject to the Non-disclosure Agreement dated November 19, 1999, by and between Opus360 and PeopleMover (the " Confidentiality Agreement"), each of Opus360 and PeopleMover shall, and Opus360 shall cause each of its subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of PeopleMover and Opus360 shall, and Opus360 shall cause each of its subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, as applicable and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Opus360, PeopleMover nor any subsidiary of Opus360 shall be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. No review pursuant to this Section 5.3 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of PeopleMover and Opus360 will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

1.3

(a) SECTION Commercially Reasonable Best Efforts . Except as otherwise specifically set forth in this Agreement, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)

(c) In connection with and without limiting the foregoing, PeopleMover and Opus360 shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

(d)

(e) SECTION Indemnification, Exculpation and Insurance . Opus360 agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of PeopleMover as provided in its amended and restated certificate of incorporation or by-laws of PeopleMover, the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effec-tive Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Opus360 shall cause the Surviving Corporation to honor all such rights.

(f)

(g) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Opus360 shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.5.

(h)

(i) For three (3) years after the Effective Time, Opus360 shall maintain in effect PeopleMover's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by PeopleMover's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Opus360 may substitute therefore policies of Opus360 or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided further, that if the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such three (3) year period, Opus360 shall obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 100% of the aggregate premiums paid by PeopleMover in 1999 on an annualized basis for such purpose and that in no event shall Opus360 be required to pay aggregate premiums for insurance under this Section 5.5(c) in excess of 100% of the amount of aggregate premiums paid by PeopleMover in 1999 on an annualized basis for such purpose.

(j)

(k) The provisions of this Section 5.5: (i) are intended to be for the benefit of, and shall be enforceable by, each indemnified party, or his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

(l)

(m) Opus360 agrees to use reasonable commercial efforts to add each of the officers of the Surviving Corporation set forth in Section 1.6(b) hereof to its existing directors' and officers' liability insurance policy; provided, however, in no event shall Opus360 be required to pay any additional amounts (on a pro rata basis) above its latest premium payment for Opus360 directors' and officers' liability insurance policy which it considers based on the facts and circumstances to be unreasonable or to substantially modify the terms and conditions of its existing directors' and officers' liability insurance policy for such purpose; provided further to the extent that in the reasonable judgment of Opus360 such coverage is duplicative of the coverage under the directors' and officers' liability insurance policy described in Section 5.5(c) hereof, Opus360 may terminate the coverage of such former officer of PeopleMover under such insurance policy, as such policy may be amended from time to time.

(n)

1.4 SECTION Fees and Expenses . Except as provided in this Section 5.6, all reasonable fees and reasonable expenses and reasonable disbursements incurred by PeopleMover (and only PeopleMover) in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by Opus360; provided that Opus360, Sub, PeopleMover or the Surviving Corporation shall not be responsible for any fees or expenses of any stockholder, director or employee (or former employee) of PeopleMover in connection with the Merger, this Agreement or the transactions contemplated hereby, including, without limitation, the fees, costs and disbursements of any counsel separately engaged by the officers of the Surviving Corporation listed in Section 1.6(b). At the Closing, PeopleMover shall provide to Opus360 a list of counsel, accountants and any other advisors employed or retained in connection with the Merger, including the basis of their remuneration and the amounts owing and unpaid to such advisors as of the day immediately preceding the Closing Date, as well as a reasonable estimate of the fees, expenses and disbursements of each such advisor required to finalize the documentation required to be prepared, executed and delivered and, if applicable, filed in connection with the transactions contemplated by this Agreement. In addition, Opus360 shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of PeopleMover's real property (collectively, the " Real Estate Transfer Taxes") as a result of the Merger (other than any such taxes that are solely the obligations of any stockholder, director or employee (or former employee) of PeopleMover, in which case such affected person shall promptly pay any such taxes). PeopleMover shall cooperate with Opus360 in the filing of such returns including, in the case of PeopleMover, supplying in a timely manner a complete list of all real property interests held by PeopleMover and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of PeopleMover subject to the Real Estate Transfer Taxes shall be as agreed to between Opus360 and PeopleMover.

1.5

1.6 SECTION Public Announcements . Except as set forth below, no press release or announcement concerning the existence of this Agreement or the transactions contemplated hereby or thereby shall be issued by any party without the prior written consent of the other party, except that in the event Opus360 shall deem such press release or announcement to be required by law, rule or regulation (including applicable Federal and State securities laws, rules and regulations and applicable stock exchange or Nasdaq rules).

1.7

1.8 SECTION Stockholder Litigation . PeopleMover shall give Opus360 the opportunity to participate in the defense of any stockholder litigation against PeopleMover and/or its directors relating to the transactions contemplated by this Agreement.

1.9

1.10 SECTION Tax Treatment . Each of Opus360 and PeopleMover shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

1.11

1.12 SECTION Appointment of Opus360 Board of Directors/Member . Opus360 agrees to use its reasonable best efforts to appoint one (1) representative nominated by the Board of Directors of PeopleMover to the Board of Directors of Opus360 which such representative shall be reasonably acceptable to Opus360. PeopleMover has provided written notice to Opus360 that Brian Plug is PeopleMover's initial appointment to the Board of Directors of Opus360.

1.13

1.14 SECTION Consents . Each of Opus360 and PeopleMover shall use reasonable commercial best efforts to obtain all necessary consents, waivers and approvals, and to make all necessary notifications or filings under any of Opus360's or PeopleMover's material agreements, contracts, insurance policies, licenses or leases, whether oral or written, as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement, specifically including as to PeopleMover the agreements, contracts, licenses and leases set forth on Section 5.11 of the PeopleMover Disclosure Schedule.

1.15

1.16 SECTION Closing Date Balance Sheet . PeopleMover shall prepare or cause to be prepared a Closing Date Balance Sheet dated as of the

Closing Date and prepared as described in Section 3.1(e)(ii) hereof and in form and substance reasonably acceptable to Opus360.

1.17

1.18 SECTION Revenue Readjustment . PeopleMover shall use reasonable commercial efforts to restate or cause to be restated revenue recognized under PeopleMover service contracts that had been previously recognized on the financial statements of PeopleMover as booked revenue to be recognized over a three-year period as service revenues in accordance with the current stated accounting policies of Opus360. PeopleMover agrees to fully cooperate with its independent accountants and Opus360 and its independent accountants in order to, where possible, reflect such booked revenues as service revenues in accordance with the accounting policies of Opus360.

1.19

1.20 SECTION Additional Option Grant . PeopleMover shall have granted PeopleMover Options to the PeopleMover officers and employees set forth on
Section 5.14 of the PeopleMover Disclosure Schedule in the aggregate number and at the exercise price set forth opposite such person's name prior to the Effective Time. In addition to such other terms as shall be set forth in the applicable option agreements: (a) each such PeopleMover Option shall have an exercise price per share equal to $2.05 (prior to adjustment for the Merger pursuant to Section 2.3 hereof); (b) except as otherwise specifically set forth in the respective employment agreements of the Escrow Stockholders, such PeopleMover Options shall vest with respect to 25% of the shares covered thereby on the first anniversary of the date of such grant and such PeopleMover Options shall cumulatively vest with respect to the remaining 75% of the shares covered thereby in thirty-six equal monthly installments beginning on the first anniversary of the date of grant; and (iii) the exercisability of such PeopleMover Options shall not accelerate in connection with the transactions contemplated by this Agreement.

1.21

1.22 SECTION Release and/or Assumption of Personal Guaranties . Opus360 agrees to use its reasonable commercial efforts to secure a release from (i) or assume the obligations of the personal guaranties in respect of each of the contracts set forth on Section 5.15 of the PeopleMover Disclosure Schedule and (ii) any personal guarantees in respect of PeopleMover contracts entered into at the time of such contract by an officer of PeopleMover on behalf of PeopleMover who immediately prior to the Closing remains an officer of PeopleMover; provided, however, in no event shall Opus360 be obligated to pay any amounts as an advance or deposit, grant a Lien over any of its property (including the subject matter of such contracts) or subject itself to any other burdensome obligation (including the substi-tution of any Opus360 director, officer, employee or stockholder for such personal guaranty obligation).

1.23

                      1 ARTICLE CONDITIONS PRECEDENTARTICLE

                             1 CONDITIONS PRECEDENT

1.1 SECTION Conditions to Each Party's Obligation To Effect the Merger . The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) PeopleMover Stockholder Approval . The PeopleMover Stockholder Approval shall have been obtained in accordance with Section 25103(h) of the California Code and be in effect.

(b)

(c) No Litigation . No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, " Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a material adverse effect on PeopleMover or Opus360, as applicable; provided, however, prior to invoking this condition, the party so invoking this condition shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

(d)

(e) All authorizations, consents, orders or approvals of any Governmental Entity required to consummate the transactions contemplated by this Agreement shall have been obtained and be in effect.

(f)

1.2 SECTION Additional Conditions to Obligations of Opus360 and Sub . The obligation of Opus360 and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

1.3

(a) Representations and Warranties . The representations and warranties of PeopleMover set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (ex-cept to the extent expressly made as of an earlier date, in which case as of such date), except in each case as qualified by materiality or material adverse effect and Opus360 shall have received a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover to that effect;

(b)

(c) Performance of Obligations of PeopleMover . PeopleMover shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Opus360 shall have received a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover to that effect;

(d)

(e) all issued and outstanding shares of PeopleMover Series A Preferred Stock shall have been converted into shares of PeopleMover Common Stock;

(f)

(g) all issued and outstanding PeopleMover Convertible Notes shall have been converted into shares of PeopleMover Common Stock;

(h)

(i) all issued and outstanding PeopleMover Warrants shall have been exercised for shares of PeopleMover Common Stock;

(j)

(k) all issued and outstanding PeopleMover Service Options shall have been exercised for shares of PeopleMover Common Stock;

(l)

(m) PeopleMover shall have completed the issuance of PeopleMover Options under the Additional Option Grant pursuant to Section 5.14 hereof;

(n)

(o) the action by written consent of the PeopleMover Stockholders as permitted by Section 228(a) of the DGCL approving the Merger and the adoption of this Agreement and the transactions contemplated hereby in accordance with Section 25103(h) of the California Code and Section 251(c) of the DGCL, certified as true, complete and correct on the Closing Date in a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover shall have been delivered to Opus360;

(p)

(q) resolutions of the Board of Directors of PeopleMover pursuant to Section 141(f) of the DGCL authorizing and approving the Merger and the adoption of this Agreement and the transactions contemplated hereby in compli-ance with Section 251 of the DGCL, certified as true, complete and correct on the Closing Date in a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover shall have been delivered to Opus360;

(r)

(s) a copy of the amended and restated certificate of incorporation of PeopleMover dated as of a date within two (2) business days of the Closing Date, certified in a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover as not having been amended, and no document with respect to an amendment to it having been filed in the office of the Secretary of State of the State of Delaware since the respective date thereof and no action having been taken by or on behalf of PeopleMover in contemplation of any such amendment or the dissolution, merger or consolidation of PeopleMover shall have been delivered to Opus360, except as contemplated by this Agreement shall have been delivered to Opus360;

(t)

(u) a copy of the Long-Form Good Standing Certificate of PeopleMover dated as of the business day immediately prior to the Closing Date from the Secretary of State of the State of Delaware accompanied by a Bring-Down Good Standing Certificate of PeopleMover dated as of the Closing Date from the Secretary of State of the State of Delaware, in each case, certified as true, complete and correct on the date set forth thereon in a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover shall have been delivered to Opus360;

(v) a copy of the by-laws of PeopleMover, certified in a certificate executed on behalf of PeopleMover by the chief executive officer or the chief financial officer of PeopleMover as not having been amended since the date thereof and no action having been taken by or on behalf of PeopleMover in contemplation of any such amendment shall have been delivered to Opus360;

(w)

(x) PeopleMover shall have completed its Revenue Adjustment in accordance with
Section 5.13 hereof;

(y)

(z) each of the persons listed in Section 1.6(b) hereof shall have entered into noncompetition and confidentiality agreements and except for the person set forth on Section 6.2(n) of the PeopleMover Disclosure Schedule, employment agreements, in each case, with the Surviving Corporation and acceptable to the Surviving Corporation and Opus360 and such person shall have delivered a copy thereof to Opus360 and such agreements shall be in full force and effect;

(aa)

(bb) the Escrow Agreements shall have been executed and delivered to Opus360 by each of the Escrow Stockholders;

(cc)

(dd) the Opus360 Restricted Stock Vesting Agreements shall have been executed and delivered to Opus360 by each of the Employee Stockholders;

(ee)

(ff) an Underwriters' Lock-up Letter shall have been executed and delivered to Opus360 by each holder of (i) PeopleMover Common Stock who is to receive Merger Consideration or (ii) PeopleMover Options;

(gg)

(hh) each of the PeopleMover Stockholders who shall receive Tranche A Shares as Merger Consideration shall have become additional signatories to the Opus360 Stockholders' Agreement with respect to the Tranche A Shares and agree to be subject to the obligations thereunder and delivered a copy of such executed agreement to Opus360;

(ii)

(jj) each of the PeopleMover directors shall have executed and delivered to Opus360 a written instrument tendering their unconditional and unilateral resignation as a director of PeopleMover to become effective as of the Effective Time whether or not accepted by Opus360, Sub, PeopleMover or the Surviving Corporation;

(kk)

(ll) each of the written consents in respect of the contracts set forth on
Section 5.11 of the PeopleMover Disclosure Schedule shall have been fully executed and delivered by PeopleMover to Opus360;

(mm)

(nn) an executed copy by each of PeopleMover and Pamela Foster of the assignment from Pamela Foster to PeopleMover of the "Talent Scout" trademark as filed with the United States Patent and Trademark Office shall have been delivered to Opus360;

(oo)

(pp) the Closing Date Balance Sheet shall have been delivered to Opus360 and Opus360 shall have received a certificate from the chief financial officer of PeopleMover as to the accuracy and completeness of the Closing Date Balance Sheet;

(qq)

(rr) each of the PeopleMover Stockholders shall have executed and delivered to Opus360 an investment letter;

(ss)

(tt) the PeopleMover Financial Statements shall have been delivered to Opus360;

(uu)

(vv) each PeopleMover Stockholder shall have executed and delivered to Opus360 the consent to be bound by certain provisions of this Agreement and to the appointment of the Stockholder Representative;

(ww)

(xx) no more than 10% of the outstanding equity securities of PeopleMover entitled to vote on the Merger and this Agreement shall have voted against the Merger and this Agreement pursuant to the PeopleMover Stockholders' Written Consent;

(yy)

(zz) each of the persons set forth on Section 6.2(aa) of the PeopleMover Disclosure Schedule shall have executed and delivered to Opus360 a letter agreement waiving any and all acceleration provisions of their respective option or other agreements in respect of the PeopleMover Options held by such person and agreeing to continue to be bound by the other terms of such option or other agreement;

(aaa)

(bbb) the person listed on Section 6.2(n) of the PeopleMover Disclosure Schedule shall have executed and delivered to Opus360 a memorandum of understanding relating to his employment acceptable to Opus360;

(ccc)

(ddd) each of the persons (including PeopleMover) who is a party to the PeopleMover Stockholders' Agreement shall have executed and delivered to Opus360 a written acknowledgment of termination of such agreement as of the Effective Time;

(eee)

(fff) each of the persons (including PeopleMover) who is a party to the Registration Rights Agreement, dated as of December 18, 1998, by and among PeopleMover, Avalon Technology, LLC, Dyna Fund, L.P., Dyna Fund International, L.P., Windward Ventures, L.P. and the other parties named on the signature pages thereto shall have executed and delivered to Opus360 a written acknowledgment of termination of such agreement as of the Effective Time;

(ggg)

(hhh) each of the persons set forth on Section 6.2(ee) of the PeopleMover Disclosure Schedule shall have executed and delivered to Opus360 a written acknowledgment of termination of their respective indemnification agreements previously entered into with Micro J Systems, Inc. (and previously assumed by PeopleMover), such termination to be effective as of the Effective Time; and

(iii)

(jjj) an advisors list and fees, expenses and disbursements summary prepared in accordance with Section 5.6 hereof.

(kkk)

1.4 SECTION Conditions to Obligations of PeopleMover . The obligation of PeopleMover to effect the Merger is further subject to satisfaction or waiver of the following conditions:

1.5

(a) Representations and Warranties . The representations and warranties of Opus360 and Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except in each case as qualified by materiality or material adverse effect and PeopleMover shall have received a certificate signed on behalf of Opus360 by the chief executive officer or the chief financial officer of Opus360 to that effect.

(b)

(c) Performance of Obligations of Opus360 and Sub . Opus360 and Sub shall have performed in all respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and PeopleMover shall have received a certificate executed on behalf of the chief executive officer or the chief financial officer of Opus360 to that effect.

(d)

1.6 SECTION Frustration of Closing Conditions . Neither Opus360, Sub nor PeopleMover may rely on the failure of any condition set forth in Section 6.1,
6.2 or 6.3 hereof, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.4 hereof.

1.7

                   1 ARTICLE TERMINATION, AMENDMENT AND WAIVER

                  ARTICLE 1 TERMINATION, AMENDMENT AND WAIVER

1.1 SECTION Termination . This Agreement may be terminated at any time prior to the Effective Time, whether before or after the PeopleMover Stockholder
Approval:

(a) by mutual written consent of Opus360, Sub and PeopleMover;

(b)

(c) by either Opus360 or PeopleMover:

(d)

      (ii) if the Merger shall not have been consummated by 5:00 p.m., Pacific Time, on March 3, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

      (ii) if the PeopleMover Stockholder Approval shall not have been obtained pursuant to the PeopleMover Stockholders' Written Consent on or prior to February 14, 2000; or

      (ii) if any Restraint having any of the effects set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

(a) by Opus360, if PeopleMover shall have breached or failed to perform in any respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) through (ff), and
(B) is incapable of being cured by PeopleMover within fifteen (15) calendar days;

(b)

(c) by Opus360, if PeopleMover or any of its directors, officers, employees or stockholders or any investment banker, financial advisor, attorney, accountant or other representative retained by it, directly or indirectly through another person shall participate in discussions or negotiations in breach of Section 4.2 hereof; or

(d)

(e) by PeopleMover, if Opus360 shall have breached or failed to perform in any respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b) hereof, and (B) is incapable of being cured by Opus360 within fifteen (15) calendar days.

(f)

1.2 SECTION Effect of Termination . In the event of termination of this Agreement by either PeopleMover or Opus360 as provided in Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Opus360 or PeopleMover, other than the provisions of Section 5.7, this Section 7.2 and Article IX, which provisions survive such termination, and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

1.3

1.4 SECTION Amendment . This Agreement may be amended by the parties at any time before or after the PeopleMover Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of PeopleMover or the approval of the stockholders of Opus360 without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

1.5

1.6 SECTION Extension; Waiver . At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section
7.3 hereof, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

1.7

1.8 SECTION Procedure for Termination, Amendment, Extension or Waiver . A termination of this Agreement pursuant to Section 7.1 hereof, an amendment of this Agreement pursuant to Section 7.3 hereof or an extension or waiver pursuant to Section 7.4 hereof shall, in order to be effective, require, in the case of Opus360 or PeopleMover, action by their respective Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of their respective Board of Directors to the extent permitted by the DGCL.

1.9

                   1 ARTICLE INDEMNIFICATION AND ESCROWARTICLE

                          1 INDEMNIFICATION AND ESCROW

1.1 SECTION Survival . All of the representations and warranties of Opus360, Sub and PeopleMover in this Agreement, the PeopleMover Disclosure Schedule, the Opus360 Disclosure Schedule and the other documents delivered pursuant to this Agreement shall survive the Effective Time and continue in full force and effect until twelve (12) months from the Effective Time (the " Survival Period"); provided that each of the representations and warranties set forth in Sections 3.1(c) and (d) hereof and the related sections of the PeopleMover Disclosure shall survive indefinitively; each of the representations and warranties set forth in Sections 3.1(k) and (s) hereof and the related sections of the PeopleMover Disclosure Schedule shall survive until six (6) months after the expiration of the applicable statute of limitations (including any extensions thereof); and the covenants and agreements of the parties hereto shall survive the Effective Time in accordance with their terms. In the event that notice of a claim for indemnification pursuant to this Article VIII is given on or prior to the expiration of the Survival Period, such representations and warranties and covenants and agreements shall survive indefinitely only for the purpose of such claim until such claim is finally resolved.

1.1 SECTION Indemnification by Stockholders of PeopleMover . From and after the Effective Time and subject to this Article VIII, the stockholders of PeopleMover set forth on Section 8.2 of the PeopleMover Disclosure Schedule (the " PeopleMover Indemnifying Stockholders") shall, on a several basis and subject to the limitations of Section 8.9(b) hereof, indemnify, defend and hold harmless Opus360 and Sub and their respective directors, officers, employees, stock-holders, affiliates, controlling persons, agents and representatives and their successors and assigns (each an " Opus360 Indemnified Party") from and against any and all Losses to the extent caused by, resulting from, arising from or relating to, (a) any breach of any representation or warranty of PeopleMover or, as applicable, any PeopleMover Stockholder, made in this Agreement, the PeopleMover Disclosure Schedule or the certificates delivered in accordance with
Article VI hereof, except in each case as qualified by materiality or material adverse effect or (b) any failure to perform any covenant or agreement of PeopleMover or, as applicable, any PeopleMover Stockholder made in this Agreement.

1.2

1.3 SECTION Indemnification By Opus360 . From and after the Effective Time and subject to this Article VIII, Opus360 shall indemnify, defend and hold harmless subject to the limitations of Section 8.9(b) hereof the PeopleMover Indemnifying Stockholders and their successors and assigns from and against any and all Losses to the extent caused by, resulting from, arising from, relating to, (a) any breach of any representation or warranty of Opus360 or Sub made in this Agreement, the Opus360 Disclosure Schedule or the certificates delivered in accordance with Article VI hereof, except in each case as qualified by materiality or material adverse effect or (b) any failure to perform any covenant or agreement of Opus360 or Sub made in this Agreement.

1.4

1.5 SECTION Opus360 Indemnified Party Claims Procedure . The following procedure shall govern any claims which may be brought pursuant to Section 8.2 hereof:

1.6

(a) In the event that any action, proceeding, complaint or litigation is commenced by a third party involving a claim for which the PeopleMover Indemnifying Stockholders may be liable to an Opus360 Indemnified Party hereunder (an " Asserted Liability"), the Opus360 Indemnified Party shall promptly notify the Stockholder Representative in writing of such Asserted Liability (the " Claim Notice"); provided that no delay on the part of an Opus360 Indemnified Party in giving any such Claim Notice shall relieve the PeopleMover Indemnifying Stockholders of any indemnification obligation hereunder unless (and then solely to the extent that) such stockholders are materially prejudiced by such delay. The Stockholder Representative shall have twenty (20) days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the " Notice Period") to notify the Opus360 Indemnified Party whether or not the Stockholder Representative desires, at the sole cost and expense and by counsel of the Stockholder Representative's choosing, which shall be reasonably satisfactory to the Opus360 Indemnified Party, to defend against such Asserted Liability. If the Stockholder Representative undertakes to defend against such Asserted Liability, (i) the Stockholder Representative shall use its commercially reasonable best efforts to defend and protect the interests of the Opus360 Indemnified Party with respect to such Asserted Liability, (ii) the Opus360 Indemnified Party, prior to or during the period in which the Stockholder Representative assumes the defense of such matter, may take such reasonable actions as the Opus360

Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Opus360 Indemnified Party's rights to defense and indemnification pursuant to this Agreement, (iii) the Stockholder Representative shall not, without the prior written consent of the Opus360 Indemnified Party, consent to any settlement which (A) does not contain an unconditional release of the Opus360 Indemnified Party from the subject matter of the settlement, (B) imposes any liabilities or obligations on the Opus360 Indemnified Party or (C) with respect to any nonmonetary provision of such settlement, could, in the Opus360 Indemnified Party's sole judgment, have a material adverse effect on the business operations, assets, financial condition, properties or prospects of Opus360 or the Surviving Corporation or the Opus360 Indemnified Party (for purposes of this clause (iii) an effect shall be deemed " material" if it involves a claim or potential claim, that when aggregated with all other similar claims totals $50,000 or more), and (iv) in the event that the Stockholder Representative undertakes to defend against such Asserted Liability, unless otherwise agreed to in a prior writing between Opus360 and the Stockholder Representative, the PeopleMover Indemnifying Stockholders shall be deemed to have agreed that they will indemnify the Opus360 Indemnified Party pursuant and subject to the conditions and limitations set forth in this Article VIII. Notwithstanding the foregoing, in any event, the Opus360 Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Stockholder Representative shall have undertaken to defend so long as the Opus360 Indemnified Party shall also waive any right to indemnification therefore by the PeopleMover Indemnifying Stockholders. If the Stockholder Representative undertakes to defend against such Asserted Liability, the Opus360 Indemnified Party shall cooperate to the extent reasonable (during regular business hours) with the Stockholder Representative and its counsel in the investigation, defense and settlement thereof. If the Stockholder Representative does not undertake within the Notice Period to defend against such Asserted Liability, then the Stockholder Representative shall have the right to participate in any such defense at the PeopleMover Indemnifying Stockholders' sole cost and expense, but, in such case, the Opus360 Indemnified Party shall control the investigation and defense and may settle or take any other actions that the Opus360 Indemnified Party reasonably deems advisable (subject in the event of settlement, to the consent of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed), without in any way waiving or otherwise affecting the Opus360 Indemnified Party's rights to indemnification pursuant to this Agreement. The Opus360 Indemnified Party and the Stockholder Representative agree to make available to each other, their respective counsel and other representatives all information and documents available to them which relate to such claim or demand. The Opus360 Indemnified Party and the Stockholder Representative and PeopleMover on behalf of itself and its directors and employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

(b)

(c) The Opus360 Indemnified Party seeking indemnification shall promptly give written notice to the PeopleMover Indemnifying Stockholders of all claims between the Opus360 Indemnified Party and such stockholders that could constitute a claim for indemnification under this Section 8.4. The written notice shall specify to the extent known by the Opus360 Indemnified Party, (i) the factual basis for such claim and (ii) the amount of or estimated amount of such claim (which estimate shall not be conclusive of the final amount of such claim); provided that no delay on the part of the Opus360 Indemnified Party, in giving such written notice shall not relieve the PeopleMover Indemnifying Stockholders of any indemnification obligation hereunder unless (and then solely to the extent that) the PeopleMover Indemnifying Stockholders are materially prejudiced by such delay.

(d)

(e) With respect to claims between the parties, following receipt of notice from the Opus360 Indemnified Party of any such claim, the PeopleMover Indemnifying Stockholders shall have twenty (20) days to make such investigation of the claim as the PeopleMover Indemnifying Stockholders deem reasonably necessary or desirable. For the purposes of such investigation, the Opus360 Indemnified Party agrees to make available to the PeopleMover Indemnifying Stockholders and/or their authorized representative(s) the information relied upon by the Opus360 Indemnified Party to substantiate the claim, as well as any other information bearing thereon reasonably requested by the PeopleMover Indemnifying Stockholders. If the Opus360 Indemnified Party and the PeopleMover Indemnifying Stockholders agree at or prior to the expiration of the twenty-day period to the validity and amount of such claim, the PeopleMover Indemnifying Stockholders shall immediately pay to the Opus360 Indemnified Party the full amount of the claim in immediately available funds.

(f)

1.7 SECTION Stockholder Representative . Each PeopleMover Indemnifying Stockholder shall have designated and appointed Lee Williams with full power of substitution (the " Stockholder Representative") as the representative of such stockholder to perform any and all such acts as are required, authorized or contemplated by this Agreement and the Escrow Agreement, as the case may be, to be performed by such stockholders (including any matters referred to in this Article VIII) and hereby acknowledge that the Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement and the Escrow Agreement, as the case may be, on behalf of such stockholder. Each PeopleMover Indemnifying Stockholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such stockholder. Each PeopleMover Indemnifying Stockholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by such stockholder pursuant to this Agreement and the Escrow Agreement, as the case may be, except for such notice or action of the Stockholder Representative. The other parties hereto are and shall be entitled to rely on any action so taken or any notice given by the Stockholder Representative and are and will be entitled and authorized to give notices only to the Stockholder Representative for any notice contemplated by this Agreement or the Escrow Agreement, as the case may be, to be given to any such stockholder.

1.8

1.9 SECTION PeopleMover Claims Procedure . The following procedure shall govern any claims which may be brought pursuant to Section 8.3 of this Agreement:

1.10

1.1

(a) The PeopleMover Indemnifying Stockholder seeking indemnification shall promptly give written notice to Opus360 of all claims, whether between such stockholder and Opus360 or raised by a third party, that could constitute a claim for indemnification under this Section 8.6. The written notice shall specify to the extent known by the PeopleMover Indemnifying Stockholder, (i) the factual basis for such claim and (ii) the amount of or estimated amount of such claim (which estimate shall not be conclusive of the final amount of such claim); provided that no delay on the part of the PeopleMover Indemnifying Stockholder, in giving such written notice shall not relieve Opus360 of any indemnification obligation hereunder unless (and then solely to the extent that) Opus360 is materially prejudiced by such delay.

(b)

(c) With respect to claims between the parties, following receipt of notice from the PeopleMover Indemnifying Stockholder of any such claim, Opus360 shall have twenty (20) days to make such investigation of the claim as Opus360 deems reasonably necessary or desirable. For the purposes of such investigation, the PeopleMover Indemnifying Stockholder agrees to make available to Opus360 and/or its authorized representative(s) the information relied upon by the PeopleMover Indemnifying Stockholder to substantiate the claim, as well as any other information bearing thereon reasonably requested by Opus360. If the PeopleMover Indemnifying Stockholder and Opus360 agree at or prior to the expiration of the twenty-day period to the validity and amount of such claim, Opus360 shall immediately pay to the PeopleMover Indemnifying Stockholder the full amount of the claim in immediately available funds.

(d)

(e) With respect to any claim by a third party as to which the PeopleMover Indemnifying Stockholder is entitled to indemnification hereunder, Opus360 may, and upon request of the PeopleMover Indemnifying Stockholder shall, retain counsel reasonably satisfactory to the PeopleMover Indemnifying Stockholder to represent the PeopleMover Indemnifying Stockholder and any others Opus360 may designate in connection with such claim or demand (including other indemnified parties) and shall promptly pay the fees and disbursements of such counsel with regard thereto. In the event Opus360 shall retain such counsel, the PeopleMover Indemnifying Stockholder shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of the PeopleMover Indemnifying Stockholder unless (i) Opus360 and the PeopleMover Indemnifying Stockholder shall have mutually agreed to the retention of such counsel or (ii) representation of the PeopleMover Indemnifying Stockholder by the counsel retained by Opus360 would be, in the reasonable judgment of the PeopleMover Indemnifying Stockholder, inappropriate due to actual or potential differing interests between the PeopleMover Indemnifying Stockholder and any other party represented by such counsel in such proceeding. Opus360 shall be liable to the PeopleMover Indemnifying Stockholder for any settlement of any action or claim without the consent of the PeopleMover Indemnifying Stockholder which consent shall not be unreasonably withheld or delayed, subject to the next sentence. Opus360 shall not, without the prior written consent of the PeopleMover Indemnifying Stockholder, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the PeopleMover Indemnifying Stockholder a release from all liability in respect of such claim.

(f)

1.11 SECTION Loss; Claims for Losses . For purposes of this Agreement, " Loss" means any action, cost, damage, disbursement, expense, liability, loss, injury, deficiency, penalty, diminution in value, settlement or obligation of any kind or nature (collectively, " Claims For Losses"), including but not limited to interest, penalties, fines, legal, accounting, and other professional fees and expenses incurred in the investigation, collection, prosecution, determination and defense of Claims For Losses, amounts paid in settlement, any incidental or consequential damages and any punitive damages payable to third parties that may be imposed on or otherwise incurred or suffered by the specified person.

1.12

1.13 SECTION Insurance Proceeds . The amount of any Losses by an indemnified person under this Article VIII shall be reduced by any insurance recoveries which such indemnified party or its representative actually receives in respect of or as a result of such Losses.

1.14

1.15 SECTION Certain Limitations .

1.16

(a) No indemnification shall be available to any Opus360 Indemnified Party or PeopleMover Indemnifying Stockholder, as the case may be, for Losses arising pursuant to Section 8.2 hereof or Section 8.3 hereof until the aggregate amount of such Losses equals or exceeds $500,000 and then only to the extent of such excess; provided, however, that there shall be indemnification for the full amount of any Losses caused by, resulting from, arising from or relating to any amounts (i) required to be paid by Opus360 or the Surviving Corporation in excess of the dollar amount reserved for sales tax liability on the Closing Date Balance Sheet and as specified on item 2 of Section 3.1(k) of the PeopleMover Disclosure Schedule, (ii) required to be paid by Opus360 or the Surviving Corporation in excess of the total dollar amount set forth on Exhibit 3.1(f) of the PeopleMover Disclosure Schedule in respect of software license fees that are in arrears on the Closing Date or (iii) paid in settlement, judgment, arbitration or otherwise in connection with, any and all claims, demands, or causes of action brought by or on behalf of either of the persons set forth on
Section 8.9(a) of the PeopleMover Disclosure Schedule including any and all claims, demands or causes of action relating to his employment with PeopleMover and/or his ownership or rights thereof to PeopleMover Capital Stock and/or PeopleMover Options under any written agreements or oral arrangements with PeopleMover.

(b)

(c) In no event shall the aggregate indemnification to be provided by any PeopleMover Indemnifying Stockholder pursuant to this Article

VIII exceed the aggregate value of the Merger Consideration (as valued at the time of the Merger at the Opus360 Stock Price) received by such stockholder. The liability of each PeopleMover Indemnifying Stockholder pursuant to this Article VIII in respect of any Loss shall be equal to such stockholder's percentage ownership of the shares of PeopleMover Common Stock immediately prior to the Effective Time. In no event shall the aggregate indemnification to be provided by Opus360 to any PeopleMover Indemnifying Stockholder pursuant to this Article VIII exceed the aggregate value of the Merger Consideration (as valued at the time of the Merger at the Opus360 Stock Price) received by such stockholder.

(d)

1.17 SECTION Exclusive Remedy .

1.18

(a) This Article VIII sets forth the sole and exclusive remedies for the Opus360 Indemnified Parties and their respective successors and assigns for any claim, suit, action or proceeding any of them may assert or attempt to assert against any PeopleMover Indemnifying Stockholder to the extent the claim, action, suit or proceeding in any way relates to (i) this Agreement or its negotiation, execution, delivery or performance, any alleged breach of or default under this Agreement, or any of the transactions contemplated hereby, regardless of whether such claim or action is based in tort or contract (except for intentional breaches and fraud) or arises at law or in equity and (ii) any action or omission of (A) any director, officer or employee of PeopleMover or (B) any PeopleMover Indemnifying Stockholder as a director, officer or employee of PeopleMover. Each Opus360 Indemnified Party agrees that it will not institute any claim, action, suit or proceeding against any PeopleMover Indemnifying Stockholder or assert any claim, with respect to this Agreement, or its negotiation, execution, delivery or performance, any alleged breach of or default under this Agreement, or any of the transactions contemplated hereby, except in accordance with this Article VIII.

(b)

(c) This Article VIII sets forth the sole and exclusive remedies for the PeopleMover Indemnifying Stockholders and their respective successors and assigns for any claim, suit, action or proceeding any of them may assert or attempt to assert against Opus360 to the extent the claim, action, suit or proceeding in any way relates to (i) this Agreement or its negotiation, execution, delivery or performance, any alleged breach of or default under this Agreement, or any of the transactions contemplated hereby, regardless of whether such claim or action is based in tort or contract (except for intentional breaches and fraud) or arises at law or in equity and (ii) any action or omission of any director, officer or employee of Opus360. Each PeopleMover Indemnifying Stockholder agrees that it will not in-stitute any claim, action, suit or proceeding against Opus360 or assert any claim, with respect to this Agreement, or its negotiation, execution, delivery or performance, any alleged breach of or default under this Agreement, or any of the transactions contemplated hereby, except in accordance with this Article VIII; provided that nothing contained in this subsection (b) shall impose a limitation on a PeopleMover Indemnifying Stockholder which would cause the Merger and the transactions contemplated hereby not to comply with the eligibility requirements of Section 25103(h) of the California Code and the related sections of the California Code required to be complied therewith.

(d)

                      1 ARTICLE GENERAL PROVISIONS ARTICLE

                              1 GENERAL PROVISIONS

1.1 SECTION Notices . All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered by facsimile (which is confirmed) or sent by overnight (providing proof of delivery) to the parties at the following (or at such other address for a party as shall be specified like notice):

(a)                  if to Opus360 or Sub, to:
(b)
(c)                      Opus360 Corporation
(d)                      Attention: Ari Horowitz, Chief Executive Officer
(e)                      733 Third Avenue
(f)                      17th  Floor
(g)                      New York, New York 10017
                     Facsimile: (212) 599-8481
                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          Attention: Thomas H. Kennedy, Esquire
                          Four Times Square
                          New York, New York 10036
                          Facsimile: (212) 735-2000

(a)                       if to PeopleMover, to:
(b)
(c)                           PeopleMover
(d)                           Attention: Jim Jonassen, Chief Executive Officer
(e)                           1500 Rosecrans
(f)                           Third Floor
                          Manhattan Beach, California 90266
                          Facsimile: (310) 819-1901

(a)                       if to the Stockholder Representative, to:
(b)
(c)                           Lee Williams
(d)                           c/o Williams & Kilkowski
(e)                           1900  Avenue of the Stars
(f)                           25th Floor
(g)                           Los Angeles, California 90067
(h)                           Facsimile: (310) 282-8930

(i)

1.2 SECTION Definitions . For purposes of this Agreement:

1.3

(a) an " affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where " control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

(b)

(c) " material adverse change" or " material adverse effect" means, when used in connection with PeopleMover or Opus360, any change, effect, event, occurrence or state of facts that is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of such party and, in the case of Opus360, its subsidiaries taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general, (ii) relating to the industries in which such party operates in general or (iii) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby;

(d)

(e) " person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

(f)

(g) a " subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

(h)

(i) " knowledge" of any person which is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties in the ordinary course without special inquiry; and

(j)

(k) " business day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York.

(l)

1.4 SECTION Interpretation . When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement" and "the date hereof," and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. All terms defined in this Agreement shall have the meanings when used in any certificate or other document made or pursuant hereto unless otherwise defined therein. The definitions in this Agreement are applicable to the singular as well as plural forms of such terms and to the masculine as well as the feminine and neuter genders of such term. Any agreement, or statute defined or referred to herein or in any agreement instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

1.5

1.6 SECTION Counterparts . This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that not all parties need to sign the same counterpart.

1.7

1.8 SECTION Entire Agreement; No Third-Party Beneficiaries . This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article VIII hereof, are not intended to confer upon any person other than the parties any rights or remedies.

1.9

1.10 SECTION Governing Law . This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

1.11

1.12 SECTION Assignment . Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preced-ing two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

1.13

1.14 SECTION Enforcement . The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the Borough of Manhattan, City of New York or any New York state court located in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Borough of Manhattan, City of New York or any New York state court located in the Borough of Manhattan, City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding which is brought in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court located in the Borough of Manhattan, City of New York or any New York state court located in the Borough of Manhattan, City of New York. Process, in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

1.15

1.16 SECTION Headings . The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

1.17

1.18 SECTION Severability . It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement is held in any jurisdiction to be invalid, prohibited, unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity of enforceability of such provisions in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

1.19

1.20 SECTION Further Assurances . From time to time after the Closing Date, at the request of any party hereto and at the expense of such party, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

1.21

1.22 SECTION No Strict Construction . The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction shall be applied against any party.

1.23

1.24 SECTION Legend . Each Opus360 Certificate representing shares of Opus360 Common Stock to be delivered pursuant to the provisions of Article II of this Agreement as Merger Consideration shall be inscribed with the following legend, in addition to any other legends inscribed thereon:

1.25

1.26 "THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE OF OPUS360 CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR ENCUMBRANCE OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE UNDERWRITER'S LOCK-UP LETTER, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT

CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO OPUS360 CORPORATION."

1.27

1.28

      IN WITNESS WHEREOF, Opus360, Sub and PeopleMover have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.


                                             OPUS360 CORPORATION

                                             By: /s/ Ari B. Horowitz
                                                ------------------------
                                                 Name: Ari B. Horowitz
                                                 Title:


                                             OPUS PM ACQUISITION CORP.

                                             By: /s/ Ari B. Horowitz
                                                ------------------------
                                                 Name: Ari B. Horowitz
                                                 Title:


                                             PEOPLEMOVER, INC.

                                             By: /s/ James L. Jonassen
                                                ------------------------
                                                 Name: James L. Jonassen
                                                 Title: Chief Executive Officer

            The undersigned hereby acknowledges his/her appointment as Stockholder Representative and his/her willingness to fulfill the duties of Stockholder Representative as contemplated by this Agreement and the Escrow Agreement.

                                      STOCKHOLDER REPRESENTATIVE


                                      By: /s/ Lee Williams
                                         ------------------------
                                          Lee Williams

                        PEOPLEMOVER STOCKHOLDERS' CONSENT

            The undersigned, being the holder of such number of shares of PeopleMover Common Stock as set forth below opposite such holder's name, hereby consents to the Merger and agrees to be bound by the provisions of Article II,
Section 4.2, Article VIII (in the case of persons set forth on Section 8.2 of the PeopleMover Disclosure Schedule) and Article IX of the Agreement. The undersigned further represents that it is authorized to enter into this consent and that this consent is a valid, binding and enforceable obligation of the undersigned.

                                                        Number of Shares of
     Name             Address for Notice             PeopleMover Common Stock
     ----             ------------------             ------------------------

                                                                      SCHEDULE A

--------------------------------------------------------------------------------
                                                        Number of Tranche A
                                                        Shares to be Received as
Name                    Address                         Merger Consideration
--------------------------------------------------------------------------------
Jim Jonassen                                                                 (1)
--------------------------------------------------------------------------------
David Sanders                                                                (1)
--------------------------------------------------------------------------------
Ali Benham                                                                   (1)
--------------------------------------------------------------------------------
Tom Utsch                                                                    (1)
--------------------------------------------------------------------------------
Williams & Kilkowski                                                         (1)
--------------------------------------------------------------------------------
Hutt Bush                                                                    (1)
--------------------------------------------------------------------------------
William Woodward                                                             (1)
--------------------------------------------------------------------------------
Tolchin Family Trust                                                         (1)
--------------------------------------------------------------------------------
William Bestor                                                               (1)
--------------------------------------------------------------------------------
Pedram Abrari                                                                (1)
--------------------------------------------------------------------------------
Troop, Steuber, Pasich,
Reddick & Tobey, LLP                                                         (1)
--------------------------------------------------------------------------------
Avalon Technology, LLC                                                       (1)
--------------------------------------------------------------------------------
DynaFund, LP                                                                 (1)
--------------------------------------------------------------------------------
Dynafund
International, LP                                                            (1)
--------------------------------------------------------------------------------
Windward Ventures, LP                                                        (1)
--------------------------------------------------------------------------------
Tom Fricks                                                                   (1)
--------------------------------------------------------------------------------
Kenneth Deemer                                                               (1)
--------------------------------------------------------------------------------
Yves Biehaut                                                                 (1)
--------------------------------------------------------------------------------
Joseph Monte                                                                 (1)
--------------------------------------------------------------------------------
Kimberly Caccavo                                                             (1)
--------------------------------------------------------------------------------
Stephen Tolchin                                                              (1)
--------------------------------------------------------------------------------
Neil Donahu                                                                  (1)
--------------------------------------------------------------------------------
Robert Gulovsen                                                              (1)

--------------------------------------------------------------------------------
Carl Bressler                                                                (1)
--------------------------------------------------------------------------------
Robert Morris
--------------------------------------------------------------------------------
Artemis Ventures, LLC                                                        (1)
--------------------------------------------------------------------------------
Peter Halper                                                                 (1)
--------------------------------------------------------------------------------
Paul Chan                                                                    (1)
--------------------------------------------------------------------------------
Brian Plug                                                                   (1)
--------------------------------------------------------------------------------
Christian & Timbers                                                          (1)
--------------------------------------------------------------------------------
Eric Bergen                                                                  (1)
--------------------------------------------------------------------------------
Bridgegate, LLC                                                              (1)
--------------------------------------------------------------------------------
Marclin Group                                                                (1)
--------------------------------------------------------------------------------
Two Roads Professional
Resources, Inc.                                                              (1)
--------------------------------------------------------------------------------
Russell Sutton                                                               (1)
--------------------------------------------------------------------------------
Silicon Valley Bank                                                          (1)
--------------------------------------------------------------------------------
Imperial Bank                                                                (1)
--------------------------------------------------------------------------------
James Morris                                                                 (1)
--------------------------------------------------------------------------------
John Buckley                                                                 (1)
--------------------------------------------------------------------------------
Jeff White                                                                   (1)
--------------------------------------------------------------------------------
IT Services Advisory                                                         (1)
--------------------------------------------------------------------------------

----------
      (1)     subject to Underwriters' Lockup Letter

                                                                      SCHEDULE B

--------------------------------------------------------------------------------
                                                        Number of Tranche B
                                                        Shares to be Received as
Name                    Address                         Merger Consideration
--------------------------------------------------------------------------------
Jim Jonassen                                                       (1), (2), (3)
--------------------------------------------------------------------------------
David Sanders                                                                (1)
--------------------------------------------------------------------------------
Ali Benham                                                         (1), (2), (3)
--------------------------------------------------------------------------------
Tom Utsch                                                                    (1)
--------------------------------------------------------------------------------
Williams & Kilkowski                                                         (1)
--------------------------------------------------------------------------------
Hutt Bush                                                                    (1)
--------------------------------------------------------------------------------
William Woodward                                                             (1)
--------------------------------------------------------------------------------
Tolchin Family Trust                                                         (1)
--------------------------------------------------------------------------------
William Bestor                                                               (1)
--------------------------------------------------------------------------------
Pedram Abrari                                                                (1)
--------------------------------------------------------------------------------
Troop, Steuber,
Pasich, Reddick &
Tobey, LLP                                                                   (1)
--------------------------------------------------------------------------------
Avalon Technology, LLC                                                       (1)
--------------------------------------------------------------------------------
DynaFund, LP                                                                 (1)
--------------------------------------------------------------------------------
Dynafund
International, LP                                                            (1)
--------------------------------------------------------------------------------
Windward Ventures, LP                                                        (1)
--------------------------------------------------------------------------------
Tom Fricks                                                                   (1)
--------------------------------------------------------------------------------
Kenneth Deemer                                                               (1)
--------------------------------------------------------------------------------
Yves Biehaut                                                                 (1)
--------------------------------------------------------------------------------
Joseph Monte                                                                 (1)
--------------------------------------------------------------------------------
Kimberly Caccavo                                                             (1)
--------------------------------------------------------------------------------
Stephen Tolchin                                                              (1)
--------------------------------------------------------------------------------
Neil Donahu                                                                  (1)
--------------------------------------------------------------------------------
Robert Gulovsen                                                              (1)

--------------------------------------------------------------------------------
Carl Bressler                                                                (1)
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Robert Morris                                                                (1)
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Artemis Ventures, LLC                                                        (1)
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Peter Halper                                                                 (1)
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Paul Chan                                                                    (1)
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Brian Plug                                                                   (1)
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Christian & Timbers                                                          (1)
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Eric Bergen                                                                  (1)
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Bridgegate, LLC                                                              (1)
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Marclin Group                                                                (1)
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Two Roads Professional
Resources, Inc.                                                              (1)
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Russell Sutton                                                               (1)
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Silicon Valley Bank                                                          (1)
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Imperial Bank                                                                (1)
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James Morris                                                                 (1)
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John Buckley                                                                 (1)
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Jeff White                                                                   (1)
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IT Services Advisory                                                         (1)
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-------------------
      (1)   subject to Underwriters' Lockup Letter
      (2)   subject to Restricted Stock Vesting Agreement
      (3)   subject to Escrow Agreement

                                                                       EXHIBIT A

                       BEA Systems, Inc. Letter of Intent

                                   (attached)

                                                                       EXHIBIT B

                        Re:sources Connection Term Sheet

                                   (attached)

                                                                       EXHIBIT C

                   Global Employment Solutions, Inc. Proposal

                                   (attached)

                                                                       EXHIBIT D

                     DM Stone Professional Staffing Proposal

                                   (attached)

                                                                       EXHIBIT E

                     Dunhill Staffing Systems, Inc. Proposal

                                   (attached)

                                     ANNEX I

                             Index of Defined Terms

Term                                                                      Page
----                                                                      ----

Adjusted Exchange Ratio                                                     7
Adjusted Option                                                            12
Adjusted Options                                                           12
affiliate                                                                  71
Agreement                                                                   1
Asserted Liability                                                         63
Business                                                                   26
business day                                                               72
C corporation                                                              25
California Code                                                            26
Certificate of Merger                                                       2
Certificates                                                                7
Claim Notice                                                               63
Claims For Losses                                                          67
Closing                                                                     2
Closing Date                                                                2
Closing Date Balance Sheet                                                  5
Code                                                                        1
Commission                                                                 47
Confidentiality Agreement                                                  48
conflict of interest                                                       34
consenting corporation                                                     24
Constituent Corporations                                                    1
control                                                                    71
DGCL                                                                        1
Dissenting Shares                                                          13
Dissenting Stockholders                                                    13
Effective Time                                                              2
employment loss                                                            36
Environmental Claim                                                        33
Environmental Laws                                                         34
ERISA                                                                      20
ERISA Affiliate                                                            21
Escrow Agent                                                                8
Escrow Agreement                                                            8

Escrow Shares                                                                  8
Escrow Stockholders                                                            8
Exchange Agent                                                                 9
Exchange Fund                                                                  9
Governmental Entity                                                           17
Hazardous Materials                                                           34
incentive stock options                                                       12
Initial Exchange Ratio                                                         5
Intellectual Property                                                         28
Interim Funding Agreement                                                      5
knowledge                                                                     71
Leased Real Property                                                          30
Leases                                                                        30
Liens                                                                         17
Loans                                                                          5
Loss                                                                          67
mass layoff                                                                   35
material                                                                      64
material adverse change                                                       71
material adverse effect                                                       71
Material Agreements                                                           32
Merger                                                                         1
Merger Consideration                                                           5
multiemployer pension plan                                                    22
No Solicitation Period                                                        46
nonworking capital debt or nonworking capital liabilities                      5
Notice Period                                                                 63
Opus360                                                                        1
Opus360 Authorized Preferred Stock                                            37
Opus360 Capital Stock                                                         37
Opus360 Certificates                                                           7
Opus360 Common Stock                                                           5
Opus360 Convertible Preferred Stock                                           37
Opus360 Disclosure Schedule                                                   36
Opus360 Indemnified Party                                                     63
Opus360 Permits                                                               39
Opus360 Restricted Stock Vesting Agreements                                    8
Opus360 Stock Plan                                                            37
Opus360 Stock Price                                                            8
pension                                                                       20
pension plan                                                                  22
PeopleMover                                                                    1
PeopleMover Capital Stock                                                     15
PeopleMover Common Stock                                                       4
PeopleMover Convertible Notes                                                 15
PeopleMover Credit Agreement                                                   6
PeopleMover Disclosure Schedule                                               14
PeopleMover Financial Statements                                              47
PeopleMover Indemnifying Stockholders                                         62
PeopleMover Option                                                            12
PeopleMover Option Plan                                                       12
PeopleMover Permits                                                           20
PeopleMover Series A Preferred Stock                                          15
PeopleMover Service Options                                                   15
PeopleMover Stockholder                                                        8
PeopleMover Stockholder Approval                                              25
PeopleMover Stockholders                                                       8
PeopleMover Stockholders' Agreement                                           44
PeopleMover Stockholders' Written Consent                                     47
PeopleMover Warrants                                                          15
person                                                                        71
Plans                                                                         21
plant closing                                                                 35
Proprietary Software                                                          29
qualified                                                                     22
Real Estate Transfer Taxes                                                    51
Real Property                                                                 31
Release                                                                       34
Restraints                                                                    54
returns                                                                       25
SARs                                                                          16
single employer                                                               21
Stockholder Representative                                                    66
Sub                                                                            1
subsidiary                                                                    71
Survival Period                                                               62
Surviving Corporation                                                          2
Takeover Proposal                                                             46

Tax                                                                           25
Tax Return                                                                    25
Underwriters' Lock-up Letter                                                   8
welfare                                                                       20
Y2K Issues                                                                    28